Exhibit 10.1
SUBLEASE
     THIS SUBLEASE (“Sublease”) made this 6th day of October, 2006, by and between HUMAN GENOME SCIENCES, INC., a Delaware corporation (“Sublandlord”) and NOVAVAX, INC., a Delaware corporation (“Subtenant”).
WITNESSETH:
     WHEREAS, pursuant to a Lease Agreement dated December 19, 2000, as amended by First Amendment to Lease dated March 23, 2001 (collectively, the “Prime Lease”, a copy of which is attached hereto and made a part hereof as Exhibit A), Sublandlord has leased from GP ROCK ONE, L.L.C., a Rhode Island limited liability company (the “Prime Landlord”), that certain real property known as Lot 4, Block A in The Johns Hopkins Belward Research Campus Subdivision, Montgomery County, Maryland (the “Land”), on which is constructed a building (the “Building”) containing approximately 51,181 rentable square feet located at 9920 Belward Drive, Rockville, Maryland 20850 (the Land and the Building being collectively referred to herein as the “Premises”); and
     WHEREAS, Subtenant desires to sublet the Premises from Sublandlord.
     NOW, THEREFORE, in consideration of the rents, covenants and agreements herein contained, Sublandlord does hereby sublet and demise the Premises unto Subtenant and Subtenant hereby takes and sublets the Premises from Sublandlord on the terms and conditions herein contained.
     1. Sublease Term and Sublease Year.
          A. Sublease Term. The term of this Sublease (the “Sublease Term”) shall commence on the Initial Delivery Date (as defined below) (the “Sublease Commencement Date”) and, unless otherwise set forth herein, shall expire on the last day of the month which is six (6) years following the Full Delivery Date (as defined below), except that if the Full Delivery Date is not the first day of a calendar month, then the Sublease Term shall expire on the last day of the sixth (6th) year following the first day of the first full month following the Full Delivery Date (the “Sublease Expiration Date”). The “Initial Delivery Date” shall mean the later of the third (3rd) business day following satisfaction of the contingencies described in paragraph 31 below or the date upon which the Initial Delivery Areas are “Delivered” (as defined below) in accordance with subparagraph 4A. The “Full Delivery Date” shall be the third (3rd) business day following “Delivery” (as defined below) of the balance of the Premises other than the “Select Areas” (as defined below). Subtenant shall have the option to extend the Sublease Term in accordance with the provisions of paragraph 26 below. “Delivery”, “Deliver” and “Delivered” shall mean the date on which all obligations of Sublandlord pursuant to this Sublease have been met under paragraph 4 with respect to the Initial Delivery Areas, the Lab Areas and the Select Areas, as applicable.

          B. Sublease Year. The term “Sublease Year” shall mean each twelve (12) month period commencing on the first day of the first full month following the Full Delivery Date. The first Sublease Year shall also include the number of days between the Full Delivery Date and the last day of the month in which the Full Delivery Date occurs.
          C. Certificate of Commencement. Within ten (10) days following the date the Initial Delivery Areas (as defined below) of the Premises have been Delivered to Subtenant, the parties shall execute a certificate in the form attached hereto as Exhibit B certifying as to the Sublease Commencement Date and the Initial Delivery Date, which are one and the same. Within ten (10) days following the date the remainder of the Premises (other than the Select Areas) has been Delivered to Subtenant, the parties shall execute a certificate in the form attached hereto as Exhibit C certifying as to the Full Delivery Date and the Sublease Expiration Date. Additionally, within ten (10) days following the Delivery of each portion of the Lab Areas and the Select Areas, as the case may be, to the Subtenant, the parties shall execute a certificate in the form attached hereto as Exhibit D certifying as to the date of the respective Deliveries. All such certificates shall be dated by the parties and shall be attached to and form a part of this Sublease.
     2. Rent.
          A. Preliminary Term Rent. From the Initial Delivery Date through the day immediately preceding the Full Delivery Date (the “Preliminary Term”), Subtenant shall pay to Sublandlord “Subtenant’s Proportionate Share” (as defined below) of the Additional Rent (as defined in subparagraph 2D below). Subtenant’s Proportionate Share of the Additional Rent shall be the percentage arrived at by dividing the number of square feet of rentable area of the Premises as has been Delivered to Subtenant by 51,181 square feet (the “Subtenant’s Proportionate Share”). Subtenant’s Proportionate Share shall be adjusted on a monthly basis (as of the first day of each calendar month) as areas of the Premises are delivered to Subtenant. All amounts due by Subtenant to Sublandlord during the Preliminary Term shall be paid within ten (10) days following Subtenant’s receipt of a bill therefor from Sublandlord.
          B. Base Rent. Subject to the rent abatement provisions of the last sentence of this subparagraph and subparagraph 4C of this Sublease, commencing on the Full Delivery Date, Subtenant shall pay to Sublandlord Base Rent for the first Sublease Year of One Million One Hundred Seventy-Seven Thousand One Hundred Sixty-Three and No/100 Dollars ($1,177,163.00), payable in equal monthly installments of Ninety Eight Thousand Ninety-Six and 92/100 Dollars ($98,096.92), the first such installment being due on the Full Delivery Date (provided that if the Full Delivery Date is a day other than the first day of a month, Base Rent for the month in which the Full Delivery Date occurs shall be adjusted on the basis of a 30-day month) and the remaining installments being payable, in advance, without notice, demand, deduction or set-off, on the first day of each and every calendar month thereafter during the Sublease Term. Notwithstanding the foregoing provisions of this subparagraph, (i) Base Rent (but not Additional Rent) for the first six (6) months following the Full Delivery Date (“Abatement Period”) shall be abated by an amount equal to fifty percent (50%) thereof and shall be payable in monthly installments of Forty-Nine Thousand Forty-Eight and 46/100 Dollars ($49,048.46), and (ii) after the Abatement Period, Subtenant shall be responsible for the full Base Rent; provided, however, no Base Rent shall be due and payable for the Select Areas until the date(s) each Select Area is Delivered to Subtenant, with the Base Rent to be adjusted to reflect Delivery of Select Areas on the first day of each calendar month to reflect a prior month’s Delivery of part or all of the Select Areas.

          C. Increases in Base Rent. On the first anniversary of the first calendar month following the date in which the Full Delivery Date occurs, and on each annual anniversary thereof during the Sublease Term, the Base Rent payable by Subtenant shall be increased by an amount equal to 2.125% multiplied by the Base Rent (as adjusted pursuant to this subparagraph) payable during the last month of the immediately preceding Sublease Year.
          D. Additional Rent. On and after the Full Delivery Date, Subtenant shall continue to pay to Sublandlord, as additional rent, an amount equal to (i) all amounts payable by Sublandlord pursuant to the Prime Lease with respect to (a) that certain Declaration of Covenants, Easements and Restrictions (Protective Covenants) dated September 24, 1997, and recorded among the Land Records of Montgomery County, Maryland in Liber 15181 at folio 74 (the “Protective Covenants”) a copy of which is attached hereto and made a part hereof as Exhibit E, (b) that certain Declaration of Covenants, Conditions, Easement and Restrictions for The Johns Hopkins University Belward Research Campus dated September 24, 1997, and recorded among the Land Records of Montgomery County, Maryland in Liber 15181 at folio 84 (the “Declaration”) a copy of which is attached hereto and made a part hereof as Exhibit F, and (c) that certain Easement Agreement dated February 28, 2001, and recorded among the Land Records of Montgomery County, Maryland in Liber 18918 at folio 448 (the “Easement Agreement”), a copy of which is attached hereto and made a part hereof as Exhibit G, and (ii) all amounts (other than base annual rental due under the Prime Lease) payable by Sublandlord (as tenant) pursuant to the Prime Lease, including, but not limited to, Taxes (as defined in Section 6 of the Prime Lease) (individually and collectively “Additional Rent”). If any such amounts are payable by Sublandlord on a monthly basis, Subtenant shall likewise pay to Sublandlord such Additional Rent (upon presentation of an invoice for same or delivery of notice of such recurring charges), on a monthly basis, in addition to and on the same dates as the monthly installments of Base Rent. Any Additional Rent not paid monthly shall be payable by Subtenant to Sublandlord within ten (10) days after receipt of a bill therefor from Sublandlord. Sublandlord shall furnish Subtenant with copies of statements received from the Prime Landlord together with a calculation showing the amount due from Subtenant. To the extent that Subtenant has in fact paid to or for the benefit of Sublandlord those items of Additional Rent which are due under the Prime Lease, Subtenant shall not be required to pay such items of Additional Rent to the Prime Landlord.
          E. Payment of Rent. Base Rent and Additional Rent (hereinafter collectively “Rent”) shall be payable to Sublandlord, c/o Human Genome Sciences, Inc., 14200 Shady Grove Road, Rockville, MD 20850, Attention: Chief Financial Officer, or to such other address as Sublandlord may from time to time specify.
          F. Late Charges. Subtenant shall pay to Sublandlord an amount equal to five percent (5%) of any Rent not received by Sublandlord within five (5) days after such payment is due as compensation to Sublandlord for its costs and inconvenience incurred as a consequence of Subtenant’s delinquency. Additionally, except as provided in subparagraph 8A of this Sublease, all payments required hereunder from Subtenant which are not paid within five (5) days of the due date shall bear interest from the date due until paid at an annual rate equal to the greater of (i) two percent (2%) per annum in excess of the prime rate of interest published from time to time in the Wall Street Journal Eastern Edition or (ii) twelve percent (12%) per annum. In no event, however, shall the charges permitted hereunder or elsewhere in this Sublease, to the extent they are considered to be interest under applicable law, exceed the maximum lawful rate of interest.

     3. Security Deposit.
          A. Concurrent with the Initial Delivery Date, Subtenant will pay a security deposit of Ninety-Eight Thousand Ninety-Six Dollars and Ninety-Two Cents ($98,096.92) (payable in cash or, as and to the extent set forth in subparagraph B below, in the form of a letter of credit reasonably acceptable to Sublandlord) (the “Security Deposit”).
          B. In lieu of depositing cash as the Security Deposit, Subtenant shall have the right to deliver to Sublandlord an unconditional, irrevocable, standby letter of credit in the amount of the cash Security Deposit otherwise required hereunder, which letter of credit shall (i) be in a form reasonably acceptable to Sublandlord, (ii) be issued by a financial institution selected by Subtenant and reasonably acceptable to Sublandlord, (iii) be for the benefit of Sublandlord, (iv) be payable by draft sight in a location reasonably acceptable to Sublandlord upon presentation of a certification signed by an officer of Sublandlord which states that an event of default has occurred under this Sublease, and (v) be payable in the event such letter of credit is not renewed on or before the date which is thirty (30) days prior to its expiration. Any amounts of cash drawn on a letter of credit Security Deposit will thereafter be treated as a cash Security Deposit hereunder.
          C. Subtenant shall have the right at any time during the Sublease Term upon thirty (30) days prior written notice to Sublandlord (i) to replace a cash Security Deposit with a letter of credit which complies with all the above terms of, or (ii) to replace a letter of credit Security Deposit with a corresponding amount of cash or another letter of credit which complies with all the terms set forth above.
          D. If Subtenant fails to pay Rent when required or fails to perform any other covenant contained herein following any notice and cure period provided herein, Sublandlord may use or retain all or any part of the Security Deposit for the payment of any sum not so paid, or for the payment of any amount which Sublandlord may spend or become obligated to spend by reason of Subtenant’s default. If any portion of the Security Deposit is so applied or used, then Subtenant shall, within five (5) business days after the effective date of written notice thereof, deposit an additional amount with Sublandlord sufficient to restore said Security Deposit to the amount set forth above, or replenish the letter of credit to the amount required hereunder, and Subtenant’s failure to do so shall constitute a default under this Sublease.
          E. If Subtenant has performed all of its monetary and other obligations hereunder (including, but not limited to (i) radiological decommissioning of all laboratory and/or manufacturing suites within the Premises in accordance with all applicable governmental requirements to the satisfaction of all applicable governmental authorities (hereinafter referred to as “Decommissioning”), to the satisfaction of Sublandlord; and (ii) decontamination of all “Hazardous Substances” (as defined in the Prime Lease), Biologics (as hereinafter defined) and all other potentially hazardous biological materials in, on or about the Premises, other than with respect to Hazardous Substances referred to in subparagraph 20D below, in accordance with the requirements of all applicable governmental authorities and to the reasonable satisfaction of Sublandlord as demonstrated by an environmental audit, satisfactory to Sublandlord in its reasonable discretion, performed at Subtenant’s cost (“Decontamination”) at the termination of this Sublease, Sublandlord shall return said Security Deposit or letter of credit to Subtenant within sixty (60) days after termination of this Sublease, less any amounts required to restore the Premises to good condition and repair, reasonable wear and tear and damage caused by casualty and condemnation excepted, including repairing any damage resulting from the removal by Subtenant of its Alterations (as defined below), trade fixtures or equipment.
     4. Delivery and Acceptance of Sublease Premises.
          A. Upon satisfaction of the contingencies described in paragraph 31 below, the office, laboratory and administrative portions of the Premises shown on Exhibit H attached hereto and made a part hereof (collectively, the “Initial Delivery Areas”) shall be Delivered to Subtenant in the following condition: professionally cleaned and with all base building systems servicing the Premises in good repair and working order, and in a condition that will enable Subtenant to obtain maintenance contracts from contractors reasonably acceptable to Subtenant and Sublandlord for commercially reasonable prices covering such systems. In all other respects, the Initial Delivery Areas are to be Delivered and subleased on an “AS IS, WHERE IS BASIS.” Subtenant understands and agrees that the laboratory suites which are part of the Initial Delivery Areas are subject to a license issued by the State of Maryland for the handling and use of radioactive materials (“License”); Sublandlord represents that it has requested that the License be amended to release such laboratory areas thereby eliminating the requirement that the Sublandlord pursue and complete Decommissioning with respect thereto, and such License amendment or Decommissioning, as the case may be, shall be a condition precedent to Delivery of the Initial Delivery Areas.
          B. Except for the Select Areas and the Initial Delivery Areas, the balance of the Premises, as depicted on Exhibit I and as depicted and listed on Schedule 1-A and 1-B (individually and collectively, the “Lab Areas”) shall be Delivered by Sublandlord in the same condition as required of the Initial Delivery Areas and in accordance with the schedule attached hereto and made a part hereof as Exhibit I. In all other respects, the Lab Areas are to be Delivered and subleased on an “AS IS, WHERE IS BASIS.” Each date on which a portion of the Lab Areas has been Delivered shall be a “Lab Premises Delivery Date”. A Lab Premises Delivery Date may be extended for a Force Majeure event (as defined in Section 35 of the Prime Lease) or for completion of any required environmental clean-up. Subtenant understands and agrees that the laboratory suites which are part of the Lab Areas are subject to the License; Sublandlord covenants that on or before December 22, 2006, it will request that the License be amended to release such laboratory areas thereby eliminating the requirement that the Sublandlord pursue and complete Decommissioning with respect thereto, and such License amendment or Decommissioning, as the case may be, shall be a condition precedent to Delivery to each portion of the Lab Areas.

          C. Those portions of the Premises labeled as areas B129L, B140L, B263L, B280L, B281 and B282 on Exhibit J (the “Select Areas”) shall be Delivered to Subtenant within three (3) business days following Sublandlord’s completion of all environmental remediation and Decommissioning activities (which Sublandlord agrees to pursue in a timely manner and with all commercially reasonable due diligence) and delivery to Subtenant copies of written evidence of acceptance of the completion of said environmental remediation and Decommissioning (with respect to the Select Areas and, if applicable, the other laboratory suites in the Premises which have not otherwise been removed from the License) by the appropriate governmental authorities. The Select Areas shall be Delivered in the same condition as required of the Lab Areas and shall be Delivered in stages as Sublandlord’s work is completed within each of the Select Areas. If any portion of the Selected Areas is not Delivered by the applicable date set forth in Exhibit J, Subtenant shall provide written notice to Sublandlord of such failure to Deliver and notwithstanding anything to the contrary contained herein, Sublandlord shall have ninety (90) days after such notice to cure (“Cure Period”) such failure to Deliver; and in the event any portion of the Select Areas is not Delivered by the expiration of the Cure Period, then, in addition to the Base Rent for such not Delivered Select Areas not commencing pursuant to subparagraph 2B hereof Base Rent for the remainder of the Premises shall be reduced by an amount equal to one hundred fifty percent (150%) of the daily rent applicable to such non-Delivered Select Areas for each day following the Cure Period that such portion of the Select Areas has not been Delivered, such daily rent to be calculated on the basis of a 30-day month at the then applicable Base Rent for the entire Premises multiplied by a fraction, the numerator of which shall be the square footage of the non-Delivered Select Areas and the denominator of which shall be 51,181.
          D. Except as specifically set forth in this subparagraph 4D herein and except for the work to be performed by Sublandlord pursuant to subparagraphs 4A, B and C above, Subtenant acknowledges that no warranties or representations concerning the condition, quality, or adequacy of the Premises have been made to Subtenant about the Premises. Sublandlord represents and warrants to Subtenant that (i) to the best of its knowledge, the Premises were constructed in compliance with all requirements of the Americans with Disabilities Act (“ADA”), (ii) the Premises are in material compliance with all requirements of the ADA, (iii) to the best of Sublandlord’s knowledge, the Premises are in material compliance with all governmental requirements, and (iv) subject to Prime Landlord’s written consent, Subtenant is permitted to use the Premises for its intended use for biological and pharmaceutical laboratories, research, development and manufacturing and associated administrative uses under all applicable laws and regulations, including, but not limited to applicable zoning laws and regulations.
          E. Other than as provided in subparagraph 4C, from and after the Full Delivery Date, Subtenant shall be solely responsible for the operation, maintenance and repair of the Premises in accordance with the terms of this Sublease and the applicable provisions of the Prime Lease.

          F. From and after the Initial Delivery Date until the Full Delivery Date, Subtenant shall have the right to use in common with Sublandlord those portions of the Premises which have not been Delivered on the Initial Delivery Date as are depicted Schedule 1-A and shall have the right to use with Sublandlord’s prior permission those portions of the Premises which have not been Delivered on the Initial Delivery Date as listed on Schedule 1-B, which is attached hereto and incorporated herein, either case pursuant to the terms and conditions set forth in the cohabitation agreement in the form attached hereto as Schedule 2, which shall be executed and delivered by the parties contemporaneously with the execution and delivery of this Sublease.
     5. Applicability of Prime Lease.
          A. Except as specified in this paragraph 5 (including, but not limited to, subparagraph 5B(i)), or to the extent that Sections and/or Subsections of the Prime Lease (i) are modified by other provisions of this Sublease, or (ii) are not otherwise inconsistent with the agreements and understandings expressed in this Sublease, the terms, provisions, covenants and conditions of the Prime Lease including, but not limited to, the Net Lease provisions set forth in Section 28 of the Prime Lease, are hereby incorporated herein by reference and shall have the same force and effect as if they were set forth herein, subject to the following understandings:
               (i) Except for those obligations which are clearly those of the Prime Landlord and not the Sublandlord, the terms “Landlord” and “Tenant” as used in the Prime Lease shall refer, respectively, to Sublandlord and Subtenant hereunder. The definition of “Term” shall mean the Sublease Term specified in paragraph 1 above.
               (ii) In any case where the Prime Landlord reserves the right to consent to any undertaking by Sublandlord, such consent shall likewise be required by, and applicable to, any undertaking by Subtenant.
               (iii) In any case where the Prime Landlord reserves the right to enter the Premises, said right shall inure to the benefit of the Prime Landlord as well as to Sublandlord.
               (iv) With respect to work, services, repairs, restoration, or performance of other obligations required of the Prime Landlord under the Prime Lease, Sublandlord’s sole obligation with respect thereto shall be to request the same of the Prime Landlord after receiving Subtenant’s written request therefor in the manner provided in paragraph 12 of this Sublease and to use reasonable efforts at Subtenant’s sole cost and expense to obtain the same from the Prime Landlord. Sublandlord shall not be liable for the failure of the Prime Landlord (other than a failure by Prime Landlord due solely to Sublandlord’s failure to make a written request to Prime Landlord following Subtenant’s written request for same in accordance with this Sublease) to perform any such obligations, and Subtenant shall have no claim against Sublandlord by reason of any default on the part of the Prime Landlord under the Prime Lease. To the extent Sublandlord has not taken an action or sought to enforce the Prime Lease within thirty (30) days after Subtenant’s demand, notwithstanding anything to the contrary contained herein, Subtenant may take such action or seek to enforce the Prime Lease and/or may direct the Sublandlord to seek enforcement of the Prime Lease, in either case at Subtenant’s sole cost and expense.

               (v) Subtenant and Sublandlord each agree to perform and comply with the terms, provisions, covenants and conditions of the Prime Lease and not to do or suffer or permit anything to be done which would result in a default under the Prime Lease or cause the Prime Lease to be terminated.
          B. The following Sections and Subsections of the Prime Lease are not applicable or are modified in their application to Sublandlord and Subtenant as indicated:
               (i) Sections 2.1, 2.2, 3.1, 3.2, 4, 4.1, 4.2, 4.3, 5, 11.4, 11.5, 11.6, 12, 12.1, 12.2, 13, 13.1, 13.2, 14 (but only as to last four (4) sentences), 15, 16.1, 16.6, 16.7, 18, 19, 20.1, 37.9, Exhibit B, Exhibit C, Exhibit D, Exhibit E and the First Amendment of the Prime Lease are not applicable between Sublandlord and Subtenant.
               (ii) Subtenant may make alterations, additions or improvements (collectively, “Alterations”) in accordance with the terms and provisions of Section 10 of the Prime Lease. Notwithstanding the foregoing or anything to the contrary contained in Section 10 of the Prime Lease, any and all Alterations to the Premises shall first require the prior written consent of Sublandlord, which consent shall not be unreasonably withheld, conditioned or delayed, but shall be subject to the consent of the Prime Landlord, if required, in accordance with Section 10 of the Prime Lease. Provided that Sublandlord incurs no additional responsibility, cost or liability for the removal and/or restoration of any Alterations made by Subtenant, and provided the written consent of the Prime Landlord is obtained, and subject to the terms and provisions of Section 20 of the Prime Lease, Subtenant shall have the right to remove, modify and/or relocate any and all existing leasehold improvements, Subtenant’s fixtures and equipment, and, at the expiration of the Sublease Term, Subtenant shall have the right to remove any equipment and fixtures paid for by Subtenant provided that (i) Subtenant repairs any damage caused by such removal and (ii) the Premises shall be in good repair and working order, normal wear and tear excepted.
          C. Notwithstanding anything contained herein to the contrary, if, under the terms of the Prime Lease, Sublandlord shall have the right to make any election which would obligate Subtenant in any manner, then such election by Sublandlord shall be invalid unless the prior written consent of Subtenant is obtained. Except in the event of a purchase of either the Premises or all of the membership interests in the Prime Landlord, any election to terminate the Prime Lease shall be invalid unless the prior written consent of Subtenant is obtained. In either case described in the two immediately preceding sentences where Subtenant consent is required, such consent may be withheld in Subtenant’s sole discretion. In the event the Sublandlord exercises any right to purchase the Premises and this Sublease has not otherwise been terminated in accordance with its terms, the Sublandlord and Subtenant agree to enter into a direct lease on the same terms and subject to the same conditions as set forth in this Sublease. Sublandlord further agrees to timely make all rental payments when due to Landlord for the Premises after receipt of same from Subtenant.
          D. Sublandlord hereby warrants and represents that the Prime Lease is presently in full force and effect, that Sublandlord has the power and authority to enter into this Sublease and that Sublandlord is not in default under the terms of the Prime Lease, and to the best of Sublandlord’s actual knowledge, Landlord is not in default under the terms of the Prime Lease.

     6. Assignment and Subletting.
          A. Except as provided in subparagraphs 6(B) and 6(C) below, Subtenant shall have no right to sublet all or any part of the Sublease Premises nor shall Subtenant have any right to assign or encumber this Sublease, without the prior written consent of Sublandlord, which consent shall not be unreasonably withheld or delayed, but shall be subject to receipt of written consent from the Prime Landlord and the conditions set forth in Section 14 of the Prime Lease. No such assignment or subletting shall release or relieve Subtenant from any obligations under this Sublease.
          B. Notwithstanding anything to the contrary contained herein or in the Prime Lease, subject to satisfaction of the conditions set forth in Section 14 of the Prime Lease, Subtenant may assign the Sublease or sublet the Premises for any of the then remaining portion of the unexpired Sublease Term without Sublandlord’s or Prime Landlord’s consent except as hereafter expressly provided in (d) below: (i) to any parent, Affiliate (as hereinafter defined) or subsidiary of Subtenant, (ii) to a surviving person or entity in connection with the merger, consolidation or acquisition between Subtenant and any of its subsidiaries so long as the Subtenant’s parent as of the date of this Sublease retains management control of the Subtenant, or (iii) to the purchaser of all or substantially all of Subtenant’s assets or all of Subtenant’s outstanding stock; provided, however, that in the event of any such assignment or sublease: (a) Subtenant to which the Premises were initially subleased shall continue to remain liable on the Sublease for the performance of all terms; (b) Subtenant shall not be in default of any of the terms or provisions of the Sublease beyond any applicable notice and cure period(s); (c) any such sublessee or assignee shall assume in writing, in a form acceptable to Sublandlord, all of Subtenant’s obligations arising under this Sublease; and (d) Subtenant and the proposed sublessee or assignee shall demonstrate to Sublandlord’s reasonable satisfaction sublessee’s or assignee’s creditworthiness and financial capacity to meet all subsequent financial obligations arising under the Sublease. Any of the permitted transfers hereinabove provided shall be permitted by transfer of stock or any other ownership interests by Subtenant or any parent of Subtenant. “Affiliate” shall mean any entity which is under common control with, controls or is controlled by the Subtenant.
          C. Notwithstanding anything to the contrary contained herein or in the Prime Lease, no public offering of Subtenant’s (or its parent’s) stock or other ownership interests or the transfer of the stock or other ownership interests of Subtenant or its parent on a national securities exchange shall be deemed an assignment in violation of the Sublease or the Prime Lease.
     7. Default by Subtenant; Remedies.
          A. If (i) default be made in the payment of Rent or any additional charge payable hereunder by Subtenant, and such default shall continue for five (5) days after written notice of default, or (ii) default be made in any of the other covenants or conditions herein contained on the part of Subtenant and such default shall continue for twenty (20) days after written notice thereof shall have been given to Subtenant, (except that such 20-day period shall be automatically extended for an additional period of time reasonably necessary to cure such default, if such default cannot be cured within such first 20-day period and provided Subtenant commences the process of curing such default within said first 20-day period and continuously and diligently pursues such cure to completion), or (iii) Subtenant shall become insolvent or bankrupt or makes an assignment for the benefit of creditors, or (iv) a receiver or trustee of Subtenant’s property shall be appointed and such receiver or trustee, as the case may be, shall not be discharged within sixty (60) days after such appointment, then in any such case, Sublandlord may, without further notice to Subtenant, notice being hereby waived, terminate Subtenant’s tenancy and recover possession of and reenter the Premises without accepting a surrender of the Premises or affecting Subtenant’s liability for past Rent and other charges due or future rent and other charges to accrue hereunder. In the event of any such default, Sublandlord shall be entitled to recover from Subtenant, in addition to Rent and other charges equivalent to rent, all other damages sustained by Sublandlord on account of the breach of this Sublease, including, but not limited to, the costs, expenses and attorney fees incurred by Sublandlord in enforcing the terms and provisions hereof and in reentering and recovering possession of the Premises and for the cost of repairs, alterations and brokerage and attorney fees connected with the re-letting of the Premises but, excluding consequential or incidental damages other than out-of-pocket expenses incurred by Sublandlord and delineated herein. As an alternative, at the election of Sublandlord, Sublandlord shall have the right to accept a surrender of the Premises (without the need for any affirmative act or acquiescence by Subtenant), without any further rights or obligations on the part of Sublandlord or Subtenant (other than Subtenant’s obligation for Rent and other charges due and owing through the date of acceptance of surrender), so that Sublandlord may re-let the Premises without any right on the part of Subtenant to any credit or payment resulting from any re-letting of the Premises. Alternatively, at the option of the Sublandlord, if Subtenant’s tenancy is so terminated, Sublandlord may recover forthwith against Subtenant as damages for loss of the bargain and not as a penalty an aggregate sum, which at the time of such termination of Subtenant’s tenancy, represents the amount of the excess, if any, of the value of the whole balance of Rent, charges and all other sums payable hereunder for the entire balance of the term of this Sublease herein reserved or agreed to be paid by Subtenant, over the then current fair market rental value of the Premises (including “triple net” charges), such difference to be discounted to net present value at the rate of eight percent (8%) per annum. In case of a default under this Sublease, Sublandlord may, in addition to terminating Subtenant’s tenancy and/or accepting a surrender, or in lieu thereof, pursue such other remedy or combination of remedies and recover such other damages for breach of tenancy and/or contract as available at law or otherwise.
          B. In addition to the other remedies provided to each party under this Sublease, each party is entitled to all other remedies provided at law or in equity, including without limitation, to the extent permitted by applicable law, injunctive relief in case of the violation, or attempted or threatened violation, of any of the terms of this Sublease, or to a decree compelling specific performance of the terms of this Sublease. No right or remedy of either party under this Sublease is intended to be exclusive of any other right or remedy. Each right and remedy of each party is cumulative and may be exercised in addition to all other rights or remedies under this Sublease, or now or hereafter existing at law, in equity or by statute. The terms of this paragraph 7 shall survive termination or expiration of the Sublease.

     8. Hold Harmless and Indemnities.
               A. From Subtenant. To the fullest extent permitted by law, Subtenant agrees to exonerate, save harmless, protect and indemnify Sublandlord and its shareholders, officers, employees and agents from and against any and all losses, damages, claims, suit, actions, judgments and costs (including reasonable attorneys’ fees incurred in defending against any of the foregoing) to the extent caused by the negligence or acts or omissions of, or use of the Premises by Subtenant, its agents, officers, invitees, employees or contractors. Subtenant does hereby indemnify and hold harmless Sublandlord from and against any loss, claim damages or expenses, (including reasonable attorney’s fees) which Sublandlord may suffer, incur or expend arising out of any failure on the part of Subtenant to fully perform its obligations hereunder. Subtenant shall reimburse and compensate Sublandlord for, as Additional Rent, all expenditures made by, or damages, fines or costs (including reasonable attorney’s fees) sustained or incurred by Sublandlord due to non-performance of, non-compliance with, or breach of, or failure by Subtenant to observe, any term, covenant or condition of this Sublease on Subtenant’s part to be kept, observed, performed or complied with together with interest from the date any such amounts are paid by Sublandlord, with interest at the lesser of twelve percent (12%) per annum or the maximum lawful rate.
               B. From Sublandlord. To the fullest extent permitted by law, Sublandlord agrees to exonerate, save harmless, protect and indemnify Subtenant and its shareholders, officers, employees and agents from and against any and all losses, damages, claims, suit, actions, judgments and costs (including reasonable attorneys’ fees incurred in defending against any of the foregoing) to the extent caused by the negligence of Sublandlord with respect to acts or omissions occurring before the Delivery of the entirety of the Premises, including all Select Areas (“Completed Delivery Date”) or the gross negligence of the Sublandlord from and after the Completed Delivery Date or willful misconduct of the Sublandlord, its agents, officers, invitees, employees or contractors, provided, however, that Sublandlord shall in no event be liable to Subtenant for any consequential damages, lost profits, loss of business or loss of product.
               C. Waiver of Subrogation. Anything in this Sublease to the contrary notwithstanding, Sublandlord and Subtenant each hereby waives to the extent each is actually insured any and all rights of recovery, claim, action or cause-of action against the other for any loss or damage that may occur to the Premises, or any improvements thereto, or any property of such party therein, by reason of fire, the elements, or any other cause which could be insured against under the terms of standard fire and extended coverage insurance policies, regardless of cause or origin, including negligence of the other party hereto, its agents, officers or employees, and covenants that no insurer shall hold any right of subrogation against such other party.
     9. Sublandlord’s Access to the Premises. Subtenant agrees that it will allow the Sublandlord, its agents or employees to enter the Premises at all reasonable times and upon reasonable prior written notice (except in an emergency when no notice shall be required) to examine, inspect or protect the same or to prevent damage or injury to the same or to make such alterations and repairs to the Premises as the Sublandlord may deem necessary to comply with the Prime Lease. Notwithstanding the foregoing, except in the event of an emergency, Subtenant may require that Sublandlord and the Prime Landlord be accompanied by a representative of Subtenant during entry into certain portions of the Premises.

     10. Survival. The provisions of paragraphs 3E, 5, 7, 8, 11, 10, 12, 13, 16, 17, 20(C), 20(D), 20E, 23, 27 and 30 of this Sublease and Subtenant’s liability for all amounts due under this Sublease shall survive the termination of this Sublease.
     11. Sublandlord’s Exclusions of Liability. Neither the Sublandlord, nor any of its shareholders, officers, employees or agents, shall be liable for (i) loss or damage to any property of Subtenant, or of any entity within Subtenant’s control, from any cause whatsoever other than such loss or damage arising from Sublandlord’s negligence prior to the Completed Delivery Date or gross negligence on or after the Completed Delivery Date or willful misconduct, (ii) any damage referred to in clause (i) caused by other occupants or tenants of The Johns Hopkins University Belward Research Campus (other than by Sublandlord as an occupant or tenant thereof) or by construction, reconstruction or repair by Sublandlord, the Prime Landlord or anyone acting on their behalf or with their authority, or (iii) any latent defect in the Premises or The Johns Hopkins University Belward Research Campus; and Subtenant shall not be entitled to any compensation for any of the above, or abatement of Rent or to any release from any of Subtenant’s obligations under this Sublease, provided, however, that nothing herein provided shall preclude Subtenant from seeking the recovery of any actual damages (but not consequential damages, lost profits, loss of business or loss of product) arising from Sublandlord’s negligence or gross negligence, as the case may be, as hereinabove provided, willful misconduct or breach of any express representation or warranty set forth in this Sublease.
     12. Notices. Any notices or demands required or permitted to be given hereunder shall be given to Sublandlord or Subtenant, respectively, by (i) prepaid certified mail, return receipt requested, or (ii) nationally recognized overnight delivery service. Notice shall be given to the parties at the addresses set forth below, or at such other address as either party shall designate by written notice to the other, and shall be effective the next business day if sent by overnight delivery service, or four (4) business days after mailing by certified mail.

To Sublandlord:	Human Genome Sciences, Inc.
14200 Shady Grove Road
Rockville, Maryland 20850
Attention: Timothy C. Barabe
Senior Vice President and
Chief Financial Officer
E-mail: Tim_Barabe@hgsi.com

With a copy to:	James H. Davis, Esquire
Executive Vice President, General Counsel
Human Genome Sciences, Inc.
14200 Shady Grove Road
Rockville, Maryland 20850
E-mail: Jim_Davis@hgsi.com

To Subtenant:	Novavax, Inc.
9920 Belward Drive
Rockville, Maryland 20850
Attention: Jeff Church, Chief Financial Officer
E-mail: JChurch@novavax.com

With a copy to:	Novavax, Inc.
9920 Belward Drive
Rockville, Maryland 20850
Attention: General Counsel
     13. Broker. Sublandlord and Subtenant represent to the other that no broker or agent other than Stream Realty Partners, L.P. and Scheer Partners, Inc. (“Brokers”) are entitled to a commission or brokerage fee in connection with this Sublease. Sublandlord shall be responsible to pay all commissions or brokerage fees due to the Brokers pursuant to separate agreement(s) between Sublandlord and Brokers. Each party agrees to indemnify and hold the other harmless from and against any claim for any commissions, fees or other form of compensation by any other broker claiming through the indemnifying party, including, without limitation, any and all claims, causes of action, damages, costs and expenses (including attorneys’ fees), associated therewith. The provisions of this paragraph shall survive the termination of this Sublease.
     14. Condemnation.
               A. Notwithstanding the provisions of Section 13 of the Prime Lease, if more than twenty-five percent (25%) of the Premises is taken or condemned for a temporary or permanent public or quasi-public use (“Condemnation”), this Sublease shall terminate at the option of Sublandlord by notice delivered to Subtenant within thirty (30) days of the Condemnation, or in the event the Prime Landlord elects to terminate the Prime Lease pursuant to Section 13.1 of the Prime Lease this Sublease shall terminate upon the effective date of the Prime Lease termination, and in either case Subtenant shall have no claim against Sublandlord for the value of any unexpired portion of the Sublease Term and shall not be entitled to any part of any award which may be made or to any damages therefor, except that the Rent shall be adjusted as of the date of such termination. Sublandlord shall promptly provide Subtenant with a copy of any notice it receives from Prime Landlord with respect to the Prime Landlord’s election to terminate the Prime Lease pursuant to Section 13.1 of the Prime Lease. Subtenant may make a separate claim against the condemning authority for damages allowed by law provided that any such award shall not reduce the amount otherwise payable to the Prime Landlord or Sublandlord. Sublandlord has no obligation to restore the Premises as a result of any condemnation or exercise of eminent domain. In the event of a Condemnation which does not result in the termination of this Sublease, Sublandlord and Subtenant shall agree to an equitable abatement of the Rent in proportion to the value of the Premises condemned.

               B. If less than twenty-five percent (25%) of the Premises is subject to a Condemnation and/or no elections have been made by either the Sublandlord or the Prime Landlord to terminate the Prime Lease or the Sublease, as the case may be, and subject to the Prime Landlord making available to the Sublandlord award proceeds relating to such Condemnation for the purpose of restoration of the Premises, then Sublandlord shall promptly commence and diligently pursue restoration of the remainder of the Premises.
               C. In the event of a condemnation which renders the Premises substantially unfit for Subtenant’s then current use of same for offices, laboratory and/or manufacturing purposes, as the case may be (“Functional Utility”), and either the Sublandlord shall have determined that Functional Utility cannot be restored within one hundred eighty days (180) of such condemnation (“Condemnation Restoration Period”), or if in fact Functional Utility is not restored within the Condemnation Restoration Period, Subtenant shall have the right to elect to terminate the Sublease upon delivery of written notice to Sublandlord and Prime Landlord. In the event Subtenant exercises its right to terminate the Sublease in accordance with this subparagraph 14B, Rent (subject to such equitable abatement as shall have previously been agreed to by the parties pursuant to subparagraph 14A, above) shall be adjusted as of the date of such termination.
     15. Damage by Fire or Other Casualty.
               A. Notwithstanding the provisions of Section 12 of the Prime Lease, if more than twenty-five percent (25%) of the Premises shall be damaged by fire or other casualty, Sublandlord may, at its option, terminate this Sublease or in the event the Prime Landlord elects to terminate the Prime Lease pursuant to Section 12.1 of the Prime Lease, this Sublease shall terminate, and in either case and all obligations of the parties shall be adjusted as of the date of such termination. Except as provided in the immediately preceding sentence or in subparagraph 15B hereof, no damage or destruction of the Premises shall be grounds for termination of this Sublease or relieve Subtenant from its obligations arising hereunder, including, without limitation the Subtenant’s obligations to pay Rent. If the Premises are repaired by or on behalf of the Prime Landlord as provided under the Prime Lease, and Sublandlord has not terminated this Sublease, Subtenant shall, at Subtenant’s sole cost and expense be responsible for repairing and restoring all of the licensed FF&E (as defined below), all of Subtenant’s improvements, and for replacing any equipment and trade fixtures of Subtenant located in the Premises.
               B. If less than twenty-five percent (25%) of the Premises shall be damaged by fire or other casualty and/or there are no elections to terminate either the Prime Lease or the Sublease in accordance with the respective terms thereof, and subject to the Prime Landlord (i) obtaining approval of its mortgagee and (ii) thereafter advancing such insurance proceeds to the Sublandlord, the Sublandlord will promptly commence and diligently pursue restoration and repair of the Premises.
               C. Other than with respect to a casualty caused by Subtenant, its agents, employees or invitees, in the event of a casualty which renders the Premises substantially unfit for Subtenant’s then current use of same for offices, laboratory and/or manufacturing purposes, as the case may be, and either the Sublandlord shall have determined that Functional

Utility cannot be restored within one hundred eighty (180) days of such casualty (“Casualty Restoration Period”), or if in fact Functional Utility is not restored within the Casualty Restoration Period, Subtenant shall have the right to elect to terminate the Sublease upon delivery of written notice to Sublandlord and Prime Landlord. In the event Subtenant shall have the right to terminate the Sublease in accordance with this subparagraph 15B, Rent shall be adjusted as of the date of such Subtenant termination.
     16. Entire Agreement. This Sublease contains the entire agreement between the parties relating to the Premises and cannot be modified or terminated except by written instrument signed by the parties hereto. No representations, understandings or agreements have been made or relied upon in the making of this Sublease other than those specifically set forth herein.
     17. Waiver of Jury Trial. Sublandlord and Subtenant waive trial by jury in any proceeding or any matter in any way connected to this Sublease.
     18. Consents by Landlord and Sublandlord. Any consent required to be obtained by Subtenant from Sublandlord hereunder shall be deemed to include the requirement of consent by the Prime Landlord, which Sublandlord agrees to diligently pursue, if requested by Subtenant, at Subtenant’s sole cost and expense. Except as provided in subparagraph 5(A)(iv) above, Subtenant shall not direct any requests for consent directly to the Prime Landlord.
     19. Rules and Regulations. Subtenant will comply with all rules and regulations contained in the Prime Lease and/or which may be hereafter promulgated by Landlord, and shall comply with all of the terms and provisions contained in the Protective Covenants, the Declaration and the Easement Agreement. Sublandlord has no obligation to assure that other tenants and invitees of The Johns Hopkins University Belward Research Campus comply with any of the foregoing.
     20. Hazardous Substances.
          A. Except for the work required to be performed by Sublandlord pursuant to subparagraph 4C above and except as specifically set forth in this Sublease, Sublandlord makes no warranties or representations of any type regarding (i) the environmental condition of the Premises or The Johns Hopkins University Belward Research Campus, or (ii) the presence or absence therein or thereon of any Hazardous Substances. Sublandlord represents to Subtenant that neither Sublandlord, nor its agents, employees or contractors has used, handled or manufactured within the Premises any penicillins or cephalosporins.
          B. Sublandlord acknowledges that Subtenant will be using, storing or generating the Hazardous Substances listed on Exhibit K-1 and the potentially hazardous biological materials identified in Exhibit K-2 (“Biologics”). Subtenant agrees that all such Hazardous Substances, Biologics and all other potentially hazardous biological materials brought onto the Premises by or for the Subtenant will be stored, used, generated and disposed of in strict compliance with all applicable laws, rules, regulations and ordinances of any governmental or quasi-governmental authority having jurisdiction over the Premises. Subtenant shall obtain, at Subtenant’s sole cost, all permits required by governmental authorities for the storage, use and generation of Hazardous Substances, Biologics and all other potentially hazardous biological materials used in, on or about the Premises. Subtenant shall update Exhibits K-1 and K-2 on August 1 and February 1 of each year during the Sublease Term, as the same may be extended.

          C. Subtenant agrees to indemnify, defend and hold harmless Sublandlord and the Prime Landlord, and each of their employees, agents, successors and assigns, from and against any and all damage, claim, liability, or loss, including reasonable attorneys’ and other fees, arising out of or in any way connected to Subtenant’s generation, treatment, storage or disposal of Hazardous Substances, Biologics and all other potentially hazardous biological material. Such duty of indemnification shall include, but not be limited to damage, liability or loss pursuant to all federal, state and local environmental laws, rules and ordinances, strict liability and common law.
          D. Sublandlord agrees to indemnify, defend and hold harmless Subtenant, its employees, agents, successors and assigns, from and against any and all damage, claim, liability, or loss, including reasonable attorneys’ and other fees, arising out of or in any way connected to the generation, treatment, storage or disposal of Hazardous Substances by Sublandlord, its employees, agents, contractors or invitees in, on or near the Premises prior to the Full Delivery Date, except for any Hazardous Substances introduced by Subtenant after the Initial Delivery Date. Such duty of indemnification shall include, but not be limited to damage, liability or loss pursuant to all federal, state and local environmental laws, rules and ordinances, strict liability and common law.
          E. Each party agrees to promptly notify the other of any disposal of Hazardous Substances in, on or near the Premises, or any discovery of Hazardous Substances on or near the Premises, or of any notice by a governmental authority or private party alleging or suggesting that a disposal of Hazardous Substances on or near the Premises may have occurred.
          F. Subtenant agrees to promptly notify the Sublandlord and Prime Landlord of any notice by a governmental authority or private party alleging or suggesting that an impermissible disposal of Biologics or any other potentially hazardous biological materials on or near the Premises may have occurred.
     21. Insurance. Subtenant, at its sole cost and expense, shall maintain insurance as required of Tenant by Section 11 of the Prime Lease and, in addition, prior to the commencement of any manufacturing activities on, in or about the Premises Subtenant shall obtain and thereafter maintain an environmental insurance policy in an amount and insuring such risks as shall be commercially reasonable with respect to Subtenant’s use and occupancy of the Premises. Subtenant shall insure the FF&E (as hereinafter defined) for its full replacement value. Subtenant shall be subject to and shall comply with these same insurance requirements as if Subtenant was named as tenant under the Prime Lease and shall include the Prime Landlord and Sublandlord as additional insureds on all such insurance required to be maintained by Subtenant, except (i) in the case of all property insurance policies with respect to the FF&E on which the Sublandlord shall also be named as loss payee, and (ii) in the case of all property insurance policies with respect to the Premises on which the Prime Landlord shall also be named as loss payee. Evidence of such insurance shall be furnished to Sublandlord prior to the Initial Delivery Date, with respect to the Initial Delivery Areas, the Full Delivery Date with respect to the Lab Areas and within three (3) business days after Delivery of each of the Select Areas, and shall be satisfactory to the Sublandlord in its reasonable discretion. Not less frequently than annually during each Sublease Year, Subtenant shall provide Sublandlord with evidence, reasonably satisfactory to Sublandlord, that all insurance required of Subtenant hereunder remains in full force and effect.

     22. Subordination. Subject to the provisions of subparagraphs 31(B) and 31(C) below, this Sublease is subject and subordinate to the Prime Lease and to all ground or underlying leases and to all mortgages and/or deeds of trust which may now or hereafter affect this Sublease or the Premises, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required by any mortgagee, trustee or ground lessor. In confirmation of such subordination, Subtenant shall, at the request of the Prime Landlord, Sublandlord or any party secured by any such mortgage, deed of trust or ground lease, promptly execute, acknowledge and deliver an instrument that has for its purpose and effect the subordination of this Sublease, provided the same contains non-disturbance language materially the same as the SNDA referred to in subparagraph 31B of this Sublease. Subtenant hereby constitutes and appoints Sublandlord the Subtenant’s attorney-in-fact to execute any such certificate or certificates referenced in this paragraph 22 for and on behalf of the Subtenant, provided the same contains non-disturbance language materially the same as the SNDA referred to in subparagraph 31B of this Sublease, in the event the Subtenant fails or refuses within five (5) business days following a written request to execute a Sublease subordination agreement in said form. Sublandlord represents and warrants that to the best of its actual knowledge, that except for the Prime Lease and Landlord’s first priority mortgage securing Sovereign Bank, there are no ground or underlying leases or mortgages or deeds of trust affecting the Premises as of the date hereof, and Sublandlord further represents and warrants that there are no mortgages, security interests or subleases affecting the Sublandlord’s interests under the Prime Lease, the FF&E or this Sublease as of the date hereof.
     23. Holding Over. If Subtenant shall hold over after the expiration of the term of this Sublease, Subtenant shall become a tenant by the month, and, during Subtenant’s period of unauthorized occupancy, Subtenant shall be liable for, and shall pay to Sublandlord, 250% of the monthly installment of Base Rent then in effect for the month immediately prior to the expiration of the Sublease Term, and the amount of any Additional Rent payable by Subtenant pursuant to the terms of this Sublease. In addition, Subtenant shall be liable for, and shall promptly reimburse Sublandlord for all costs incurred by Sublandlord and damages payable to the Prime Landlord, in connection with Subtenant’s holding over to the extent not otherwise recoverable under the preceding sentence. If Sublandlord shall desire to regain possession of the Premises promptly at the expiration of the Sublease Term, as the same may have been extended, then at any time prior to Sublandlord’s acceptance of Rent from Subtenant as a monthly tenant hereunder, Sublandlord, at its option may, forthwith re-enter and take possession of the Premises without process, or by any applicable legal process. For purposes of this paragraph 23, the Subtenant shall be deemed to have held over beyond the expiration of the Term of this Sublease if the Subtenant has not completed all requisite Decommissioning in conjunction with any governmental licenses issued to Subtenant in connection with its use and occupancy of the Premises and all Decontamination as provided in subparagraph 3E hereof.

     24. Americans With Disabilities Act. From and after the Initial Delivery Date, Subtenant shall be responsible for compliance with the Americans with Disabilities Act of 1990, as the same may be amended, relating to Subtenant’s use or occupancy of the Premises.
     25. Representations. Sublandlord and Subtenant each acknowledge that their respective officers executing this Sublease have been duly authorized to do so and to bind their respective company.
     26. Renewal Options. Provided Subtenant is not in default under this Sublease beyond any applicable notice and cure period, Subtenant has the option to renew the Sublease Term for two (2) additional periods of three (3) years each and a third option to renew the Sublease Term until March 30, 2021, each option exercisable upon not less than nine (9) months prior written notice to Landlord given prior to the expiration of the initial Sublease Term or the then applicable extension period, whichever is applicable. If this Lease is so renewed, the Base Rent for each extension period shall continue to increase by 2.125% as set forth in subparagraph 2(C) above. All other terms and provisions of this Sublease shall govern each extension period, except that upon each such extension Subtenant shall have one (1) less option to extend the Sublease Term. Notwithstanding the foregoing, if Subtenant is then in default under the provisions of this Sublease beyond any applicable notice and cure period at what would have been the commencement date of the then applicable extension period, or if Subtenant fails to timely give its notice to extend the Sublease Term, Subtenant’s option to renew shall be null and void and of no further force or effect.
     27. Signage. Subject to the terms and provisions of Section 33 of the Prime Lease, Subtenant may at its sole cost and expense install signage substantially similar to that previously installed on the Premises by Sublandlord or otherwise permitted by the Prime Lease. All signage installed by Subtenant shall be removed by the Subtenant at its sole cost and expense on or before the termination of this Sublease.
     28. Counterparts; Telefacsimile Execution. This Sublease may be executed in any number of counterparts, and by each of the parties on separate counterparts, each of which, when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument. Delivery of an executed counterpart of this Sublease by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Sublease. Any party delivering an executed counterpart of this Sublease by telefacsimile shall also deliver a manually executed counterpart of this Sublease, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Sublease.
     29. Parking. The parking area of the Premises consists of 134 parking spaces, and Subtenant shall have use of all of such spaces.
     30. License to Use Furniture, Fixtures and Equipment. During the Sublease Term and in the absence of a default under the Sublease beyond any applicable notice and cure period, Subtenant shall have a license to use the furniture, fixtures and equipment (“FF&E”) owned by Sublandlord and located within the Premises, which FF&E is listed on Exhibit L attached hereto and made a part hereof. Subtenant shall, at Subtenant’s sole cost and expense, keep the FF&E in the same order and condition as on the Sublease Commencement Date, and shall repair and maintain the FF&E. Unless the license to use all or part of the FF&E is revoked by Sublandlord prior to the Sublease Expiration Date, as a result of a Subtenant default under this Sublease beyond any applicable notice and cure period, Subtenant shall return all FF&E to Sublandlord at the expiration or earlier termination of this Sublease in the same order and condition it was in at the Sublease Commencement Date, reasonable wear and tear and loss or damage by casualty or condemnation (provided Sublandlord has received insurance or condemnation proceeds relating to same) excepted.
     31. Contingencies to Effectiveness of Sublease. This Sublease is contingent upon satisfaction of each of the following contingencies:
          A. Prime Landlord’s Consent, Non-Disturbance, Recognition and Attornment Agreement. Sublandlord shall use its best efforts to obtain the written consent of the Prime Landlord to this Sublease and to the subleasing of the Premises by Sublandlord to Subtenant in the form attached hereto as Exhibit M (the “Consent”). If the Prime Landlord fails or refuses to execute such Consent within thirty (30) days after execution hereof by both Sublandlord and Subtenant, then either party may terminate this Sublease by written notice to the other in which event neither party shall have any further liability to the other relating to the transaction(s) contemplated by this Sublease.
          B. Receipt of Subordination, Non-Disturbance and Attornment Agreement from Prime Landlord’s Lender. Sublandlord shall request that the Prime Landlord obtain a Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) from the lender whose loan is presently secured by the Land and Building (the “Lender”), such SNDA to be in a form reasonably acceptable to Subtenant. Subtenant acknowledges that Sublandlord cannot obligate the Prime Landlord to obtain an SNDA nor can Sublandlord or the Prime Landlord obligate the Lender to enter into an SNDA for the benefit of Subtenant. If the SNDA is not obtained within thirty (30) days after the date of execution of this Sublease, then Subtenant may terminate this Sublease by written notice to Sublandlord, and thereafter neither party shall have any further liability to the other relating to the transaction(s) contemplated by this Sublease.
          C. Plans and Specifications for Premises. Subtenant shall within ten (10) days of the date of this Sublease (“Submission Date”) submit to Sublandlord, who in turn shall promptly submit to Prime Landlord, Subtenant’s plans and specifications for the Subtenant’s proposed interior Alterations of the Premises (“Plans”). Sublandlord shall use its best efforts to obtain the written consent of the Prime Landlord to the Plans and shall be reasonable in providing its own approval thereto. If the Prime Landlord or Sublandlord fails or refuses to consent to the Plans within thirty (30) days after the Submission Date, then Subtenant may terminate this Sublease by written notice to Sublandlord in which event neither party shall have any further liability to the other relating to the transaction(s) contemplated by this Sublease. Subtenant recognizes and agrees that Prime Landlord and Sublandlord have the right to approve any material changes to the Plans made after such initial approval. The parties acknowledge and agree that it shall not be considered a “material” change if Subtenant decides not to make a modification to a portion of the interior of the Premises as shown in the Plans. Subtenant shall provide Sublandlord and Prime Landlord with copies of all drawings which Subtenant proposes to submit in connection with any application(s) for requisite building/construction permits (“Permit Set Drawings”) at least fifteen (15) days prior to their submission to the applicable governmental authorities. Subtenant shall be responsible for all of Sublandlord’s out-of-pocket expenses relating to review of the Plans, and any material changes thereto and all Permit Set Drawings.

          D. Extension of 30-Day Approval Periods. Subtenant, in its sole discretion, shall have the right to extend for up to forty-five (45) days any or all of the 30-day approval periods set forth in paragraphs 31(A), (B) and (C) above.
          32. Capitalized Terms. Except as defined herein, capitalized terms used herein shall bear the same meaning ascribed to them in the Prime Lease.
          33. Time of the Essence. Time is of the essence of each provision of this Sublease.
          34. No Construction Against Drafting Party. The rule of construction that ambiguities are resolved against the drafting party shall not apply to this Sublease.
          35. Governing Law. The terms of this Sublease shall be governed in accordance with the laws of the State of Maryland.
          36. Interpretation. If any provision of this Sublease or application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The captions, headings and titles, if any, in this Sublease are solely for convenience of reference and shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease to be drafted. Any words or phrases in this Sublease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Sublease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Sublease, unless otherwise expressly provided. All terms and words used in this Sublease, regardless of the number or gender, in which they are used, shall be deemed to include any other number and other gender as the context may require. The word “person” as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the date first above written.

Sublandlord:

HUMAN GENOME SCIENCES, INC.

/s/ Alan S. Mark	By:	/s/ Barry Labinger (SEAL)

Witness/Attest	Name:	Barry Labinger
	Title:	Executive Vice President

Subtenant:

NOVAVAX, INC.

	By:	/s/ Rahul Singhvi (SEAL)

Witness/Attest	Name:	Rahul Singhvi
	Title:	President and Chief Executive Officer

EXHIBIT A
PRIME LEASE AND FIRST AMENDMENT
See attached

Exhibit A; page - 1 -

LEASE AGREEMENT
     THIS AGREEMENT, made and entered into as of the day of December 19, 2000, by and between GP Rock One, L.L.C., a Rhode Island Limited Liability Company (“Landlord”) and Human Genome Sciences, Inc., a Delaware corporation (“Tenant”).
RECITALS
     A. Landlord is or soon will become the owner of certain real estate located in Montgomery County, Maryland; and
     B. Pursuant to the Development Agreement described in Section 3.1, Landlord intends to cause to be constructed on such land certain improvements and lease the same to Tenant, and Tenant desires to lease from Landlord such improved real estate upon the terms and conditions hereinafter set forth.
     C. Gilbane Properties, Inc., a Rhode Island corporation, and GP Rocky Investors, L.L.C., a Rhode Island limited liability company (collectively, the “Members”) hold all of the membership interests in Landlord and join in this Lease for the sole purpose of granting Tenant the options to purchase set forth in Sections 12.2, 13.2 and 16.7, hereof.
     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties do hereby agree as follows:
     1. Leased Premises. Landlord hereby leases unto Tenant and Tenant hereby leases from Landlord the real estate located in Montgomery County, Maryland within the Johns Hopkins Belward Campus Biotechnology Park, as more particularly described on Exhibit A attached hereto, together with the Improvements (as defined in Section 3.1) and all other buildings, building fixtures and improvements located thereon, and all rights of ingress and egress, easements and appurtenances thereto (collectively the “Premises”), including but not limited to the access, drainage and parking rights appurtenant to the Premises upon the adjacent areas (“Easement Areas”) shown on the site plan attached hereto as Exhibit B.
     2. Term.
     2.1. Preliminary and Initial Terms. The preliminary term of this Lease shall commence on the date hereof (“Commencement Date”) and shall terminate at 11:59 p.m. on March 31, 2001. The initial term of this Lease shall commence on April 1, 2001 (“Rent Commencement Date”) and shall terminate at 11:59 p.m. on March 31, 2021; subject to Tenant’s right to extend this Lease as set forth in Section 2.2.

     2.2. Extended Term(s). Provided that Tenant is not then in default, after expiration of any applicable cure period, under any material term or condition of this Lease at the time of exercise of this option or at the end of the then current term, Tenant shall have the right to extend the term of this Lease for two (2) consecutive terms of ten (10) years each; provided, further, Tenant gives Landlord written notice of each such extension as required under Section 4.2. The fixed annual base rent due hereunder for each extended term shall be determined as set forth in Sections 4.1 and 4.2.
     3. Construction.
     3.1. Development Agreement. Landlord, Tenant and Gilbane Properties, Inc., as the “Developer”, have entered into a Development Agreement dated as of the date hereof. Pursuant to the Development Agreement, Gilbane Properties, Inc. has agreed to construct upon the Premises a two-story, quality control office/laboratory facility having an aggregate total of 51,181 square feet or rentable space, together with 164 parking spaces located upon the Premises and the Easement Areas (collectively the “Improvements”) all as shown on Exhibit B. The plans and specifications for construction for the Improvements are identified in the Development Agreement. Tenant shall not cause any change in the plans and specifications under the Development Agreement without the prior written consent of Landlord, which consent shall not be unreasonably withheld or unduly delayed, provided that any and all such changes to the plans and specifications identified in the Development Agreement shall not materially diminish or increase the scope or quality of the Improvements. Tenant and Landlord shall each perform all of their obligations under the Development Agreement to facilitate the timely completion of the Improvements in accordance with the construction time schedule set forth in the Development Agreement. Under the Development Agreement, Landlord has agreed to the plans and specifications for the Improvements to be constructed and to pay to the Developer the consideration called for in the Development Agreement in consideration for the Developer’s development and construction of the Improvements. Landlord shall have no liability or responsibility for the development and/or construction of the Improvements, except for Landlord’s obligation to pay to the Developer the consideration called for in the Development Agreement and Tenant agrees to look solely to the Developer for the performance of all development and construction obligations under the Development Agreement or otherwise relating to development and construction of the Improvements. Under the Development Agreement Tenant has agreed to be responsible for and to pay when due all costs associated with certain tenant finishings and improvements identified in the Development Agreement and Tenant agrees to pursue such work to completion in a timely manner.
     3.2. Limitation of Warranties. Landlord has not made any warranties or representations to Tenant as to the condition or suitability of the land or the construction, condition or suitability of the Improvements and Tenant agrees that it will look solely to Gilbane Properties, Inc. under the Development Agreement and any warranties which may be assigned to Tenant pursuant to the Development Agreement for any claims it may have or claim to have arising out of the construction of the Improvements and the condition and suitability of the Premises. Upon substantial completion of the Improvements, Landlord shall assign to Tenant the nonexclusive right along with Landlord to enforce any and all contractor and supplier warranties and any claims which

Landlord may have relating to construction of the Improvements provided under any construction and/or supply contracts now or hereafter entered into for construction of the Improvements. After such assignment, Tenant shall have the right to pursue any such claims in the name of Landlord and Landlord shall cooperate with Tenant in connection therewith. Landlord makes no representation or warranty that such warranties will be obtained and Landlord shall have no liability if recovery ultimately cannot be obtained under any such extended warranty, unless such failure to recover is caused by Landlord’s failure to cooperate with Tenant in pursuing any such claims or caused by Landlord’s gross negligence or willful misconduct in cooperating with Tenant in enforcing any such warranty claim. Nothing contained herein shall affect or limit Gilbane Properties, Inc.’s warranties set forth in the Development Agreement.
     4. Rental. Commencing on the Rent Commencement Date and continuing through the initial term of this Lease, Tenant shall pay to Landlord, at the address set forth in Section 19 or such other place as Landlord may from time to time designate, without demand or right of set-off, a fixed, annual base rental in the amounts set forth in the Rent Schedule attached hereto as Exhibit C. Monthly installments of base rental (1/12 of the annual amount) shall be payable on the Rent Commencement Date and on the first day of each month thereafter throughout the term of this Lease. If the Rent Commencement Date is other than the first day of a calendar month, the rent for such partial month shall be prorated based upon the actual number of days of the term during such month.
     4.1. Extended Term The annual rental due during the extended term or terms, as applicable, shall be equal to 85% of the then fair market rental value for the Premises at the commencement of the extension term (“Market Rent”), provided that the annual base rental due hereunder during each extended term of this Lease shall never be less than the annual base rental due during the last year of the initial term of this Lease.
     4.2. Market Rent. As a condition precedent to Tenant’s right to extend the term of the Lease, Tenant shall give Landlord a nonbinding preliminary notice of intent to exercise an option (“Notice of Intent”) not less than seventeen (17) months prior to the end of the then current Lease term, which notice shall specify the option which might be exercised. If the Landlord and Tenant cannot agree upon the Market Rent within thirty (30) days after the Landlord’s receipt of the Notice of Intent, then the Market Rent shall be determined by an independent real estate appraiser or broker mutually acceptable to Landlord and Tenant who shall have at least ten (10) years professional experience in the appraisal and/or leasing of commercial office buildings in the Montgomery County, Maryland metropolitan area and who shall be in all respects impartial and disinterested. Landlord shall notify Tenant of the name of the appraiser/broker that Landlord proposes to use for such determination within forty-five (45) days after Landlord’s receipt of the Notice of Intent. If Tenant objects to such appraiser/broker, Tenant shall propose an alternate appraiser/broker similarly qualified by written notice to Landlord within fifteen (15) days after receipt of Landlord’s proposal, or Tenant shall be deemed to have accepted the appraiser/broker proposed by Landlord. Landlord shall have fifteen (15) days after the receipt of Tenant’s proposal of an alternate appraiser/broker to object to such proposal, or Landlord shall be deemed to have accepted Tenant’s proposed appraiser/broker. If Landlord timely objects to Tenant’s proposed appraiser/broker, then the appraiser/broker selected by Landlord and the appraiser/broker selected by Tenant shall within fifteen (15) days jointly name a third appraiser/broker similarly qualified and that third appraiser/broker shall determine the current market rental value of the Premises. Within thirty (30) days after final designation of the appraiser/broker, that appraiser/broker shall render a written opinion on the Market Rent, determined by taking into account all of the terms and conditions of this Lease (other than rental) and shall deliver the same to Landlord and Tenant. Such determination of Market Rent shall be stated as a set amount for the first year with annual increases of 2.125%. Tenant shall give Landlord binding notice of exercise of its option to extend within thirty (30) days after the determination of the Market Rent as provided herein. Tenant shall not be bound to the extended term unless and until Tenant gives Landlord such binding notice. Provided Tenant has received the determination of Market Rent, if Tenant does not give Landlord binding notice of its election to extend the term of this Lease at least twelve (12) months prior to the end of the then current term, Tenant shall be deemed to have waived its option to extend the term of this Lease.
     4.3. Early Occupancy. If Developer is able to obtain Substantial Completion of the Improvements (as defined in the Development Agreement) prior to April 1, 2001, Tenant shall have the right to occupy the Premises on and after the date of Substantial Completion, the initial term of this Lease shall be deemed to have commenced as of such date and Tenant shall be responsible for all operating expenses of the Premises accruing on and after the date of Substantial Completion, including real estate taxes and insurance; but Tenant shall not be required to pay any base rental under this Section 4 for the period between the date of Substantial Completion and March 31, 2001, inclusive, notwithstanding any such early completion of the Improvements.
     5. Late Charge. Tenant acknowledges that late payment of rent (base rental or additional rental) involves additional costs to Landlord for collection and bookkeeping, and, in some instances could result in Landlord’s mortgagee imposing a late charge on Landlord, and, accordingly, Tenant agrees that, if rent (base rental or additional rental) due hereunder is not paid by the fifth business day after it is due, then Tenant shall pay upon demand, as additional rent, a late charge equal to five percent (5%) of the amount required to be paid. The foregoing provision for payment of a late charge shall not be construed to extend the date for payment of any sums required to be paid by Tenant hereunder or to relieve Tenant of its obligation to pay all such sums at the time or times herein stipulated, and neither the demand for, nor collection by, Landlord of such late charge shall be construed as a cure of Tenant’s default in the payment of rent.
     6. Taxes. Throughout the term of this Lease and any extension, Tenant shall pay as additional rental all taxes, charges and assessments, general and special, ordinary and extraordinary, of every nature and kind whatsoever, and all water rates and sewage or sewer use charges levied, assessed or imposed upon the Premises or any portion thereof, whether such tax, rate, charge or assessment shall be for village, town, county, state, federal or any other purpose whatsoever, Tenant hereby covenanting to pay taxes and assessments upon the real estate as well as upon the improvements thereon and the personal property used in connection with the operation of the Premises (collectively the “Taxes”), but only to the extent the Taxes arise during and relate to the term of this Lease. Such Taxes shall include, without limitation, all general real property taxes and general, special and area-wide assessments, charges, fees, assessments for transit, police, fire or other governmental services or purported benefits to the Premises, service payments in lieu of or in addition to real estate taxes, and any tax, fee or excise on the act of entering into this Lease or on the use or occupancy of the Premises or any part thereof or on the rent payable under this Lease or in connection with the business of renting the Premises (other than Landlord’s income and/or franchise taxes), that may be now or may hereafter be levied or assessed against the Premises or Landlord by the United States of America, the State of Maryland, Montgomery County, or any political subdivision, public corporation, district or other political or public entity. Should any governmental agency or political subdivision impose any taxes and/or assessments, whether or not now customary or within the contemplation of the parties hereto, either by way of substitution for taxes and assessments presently levied and assessed against the real estate as well as the improvements thereon, or in addition thereto, including, without limitation, any taxes based upon the rentals received by Landlord hereunder (other than an income or franchise tax), such taxes and/or assessments shall be deemed to constitute a Tax for the purpose of this Section 6 and shall be paid by Tenant. Taxes payable by Tenant hereunder shall also include reasonable costs, disbursements and legal fees of Landlord incurred in connection with proceedings to contest, determine or reduce any such taxes, charges or assessments; provided that, so long as Tenant is not in default under this Lease, Landlord shall not commence any such contest or proceeding without the consent of Tenant, which consent shall not be unreasonably withheld. Tenant shall furnish to Landlord a receipted tax bill and other satisfactory evidence of the payment of such taxes, assessments and charges within ten (10) days after the same are due and payable. Tenant’s obligations under this Section 6 shall survive the expiration or earlier termination of the Lease. Landlord shall promptly upon its receipt furnish Tenant with copies of all proposed assessments and final bills for all Taxes.
     6.1. Escrow for Taxes. If required by Landlord’s mortgagee at any time after a default by Tenant in the payment of base rental, taxes or any other monetary obligation under this Lease, Tenant thereafter shall pay all Taxes accruing during the term hereof to Landlord in monthly installments on or before the first day of each calendar month, in advance, in an amount estimated by Landlord’s mortgagee. Upon receipt of all statements for Taxes due for a calendar year, Landlord shall submit to Tenant a written statement of the actual amount of the Taxes for such year and the amount, if any, then paid by Tenant. If the total amount paid by Tenant under this Section 6.1 for any year shall be more or less than the actual amount due from Tenant for such year, as shown in such statement, either Tenant shall pay to Landlord the shortfall within ten days after receipt of the statement or such excess shall be credited against the next installment of Taxes due from Tenant to Landlord hereunder, as the case may be. All amounts due hereunder shall be payable to Landlord at the place where the rental is payable and shall be held in an interest bearing account for the benefit of Tenant with a financial institution designated by Landlord’s mortgagee. A copy of a Tax bill submitted by Landlord to Tenant shall at all times be sufficient evidence of the amount of Taxes levied, assessed or imposed against the Premises to which such bill relates. Landlord’s and Tenant’s obligations under this Section shall survive the expiration of the term of this Lease. In the event of any default by Tenant hereunder, any such deposits may be used by Landlord to cure the default, but Landlord shall be under no obligation to do so and Tenant shall have no authority to direct Landlord to apply such deposits against any obligation of Tenant hereunder.

     6.2. Right to Contest. Tenant may contest in good faith by appropriate proceedings at its own expense any Taxes provided that Tenant shall first have paid such Taxes or, if the payment of such Taxes is to be postponed during the contest, shall have furnished Landlord with a bond of a surety company reasonably satisfactory to Landlord in an amount equal to, or shall have deposited with any bank or trust company of Landlord’s selection in the State wherein the Premises are located to hold such deposit and apply the same as hereinafter provided, the amount of the Taxes so contested, together with such additional sums as may reasonably be required to pay interest or penalties accrued or to accrue on any such Taxes. Nothing contained herein, however, shall release Tenant of the obligation to pay and discharge contested Taxes as finally adjudicated, with interest and penalties, and all other charges directed to be paid in or by any such adjudication. Any such contest or legal proceeding shall be begun by Tenant as soon as reasonably possible after the imposition of any contested Taxes and shall be prosecuted to final adjudication with all reasonable promptness and dispatch; provided, however, that Tenant may in its discretion consolidate any proceeding to obtain a reduction in the assessed valuation of the Premises for tax purposes relating to any tax year with any similar proceeding or proceedings relating to one or more other tax years. Notwithstanding anything contained herein to the contrary, Tenant shall pay all such contested items before the time when the Premises or any part thereof might be forfeited as a result of nonpayment.
     6.3. Landlord’s Cooperation. Landlord shall join in any proceedings referred to in Section 6.2 and hereby agrees that the same may be brought in its name, if the provisions of any law, rule or regulation at the time in effect shall so require. Tenant shall indemnify and save Landlord harmless from any liabilities, losses, or expenses (including reasonable attorneys fees) in connection with any such proceedings in which Landlord shall join or permit to be brought in its name. So long as Tenant is not in default under any term or condition of this Lease, (i) Tenant shall be entitled to any refund of any Taxes, and all penalties or interest thereon received by Landlord which shall have been paid by Tenant, or which shall have been paid by Landlord but previously reimbursed in full by Tenant and (ii) Landlord shall not, without Tenant’s prior written approval (which shall not be unreasonably withheld), agree to any settlement, compromise or other disposition of any such proceedings or discontinue or withdraw from any such proceedings or accept any refund of any Taxes as a result of any such proceedings.
     7. Use of Premises. Tenant shall use the Premises for office and laboratory purposes related to the operation of Tenant’s business. Tenant shall not use or allow the Premises to be used for any improper or unlawful purpose or for any purpose which could violate any recorded covenant or restriction affecting the Premises. Tenant shall not cause or maintain or permit any nuisance or commit or suffer the commission of any waste in, on or about the Premises. Tenant may install on the Premises such trade fixtures and equipment as Tenant deems necessary for its business activities; provided that the installation and use of all such trade fixtures and equipment shall be in compliance with any and all applicable governmental laws, rules, regulations and ordinances and no such trade fixture or equipment shall be affixed to the exterior of the Improvements or in any manner which affects the roof or structural components of the Improvements without the prior written consent of Landlord which consent shall not be unreasonably withheld, conditioned or delayed. Title thereto shall remain in Tenant, even though such equipment may be affixed to the Premises. On termination of this Lease, the removal of such property is governed by Section 20. Tenant acknowledges and agrees that it has made its own independent investigation to confirm that the Tenant’s use of the Premises for office and laboratory operations will comply with all applicable covenants and restrictions and all applicable governmental codes, rules and regulations in effect as of the execution of this Lease. Notwithstanding the foregoing, Tenant may plan, design, construct, supervise and maintain upon the roof and/or the exterior of the Improvements any antennas, satellite dishes and similar communications facilities, provided that the same do not impair the structural integrity of the Improvements and comply with all applicable governmental codes, ordinances, rules, regulations and laws. Any such facility which shall be so installed or erected shall, unless and until Tenant shall remove the same, be maintained by Tenant at Tenant’s own cost and expense and any damage to the Improvements caused by the removal thereof shall be repaired, at Tenant’s expense, upon the expiration or earlier termination of the term of this Lease.
     8. Repairs/Operating Expenses. Throughout the term hereof, Tenant shall keep the Premises in good condition and repair and be responsible for all costs of operating the Premises and all maintenance, repairs and replacements to the Premises, structural and nonstructural, ordinary or extraordinary, foreseen or unforeseen, including, but not limited to, all structural repairs and replacements to the foundation, exterior and/or load bearing walls, roof, and mechanical systems of the Premises and all landscaping, sidewalks and parking areas contained in or about the Premises, and all common area and easement expenses and assessments, including, but not limited to, all assessments imposed on the Premises under the covenants and restrictions for the Johns Hopkins Belward Campus Biotechnology Park and/or any easement agreement appurtenant to the Premises. Tenant shall pay any and all such assessments and charges as and when due and shall make all such repairs and replacements as may be necessary to maintain the Premises in a condition consistent with other first class office/laboratory buildings located in the State of Maryland, provided that Tenant shall not be required to provide or install upgraded building improvements of a scope or quality greater than the scope and quality of the original Improvements. Tenant shall keep the Premises in a clean, safe, sanitary and tenantable condition in a manner compatible with its intended use, shall not permit any garbage, waste, refuse or dirt of any kind to accumulate in or about the Premises, shall keep all drives, parking areas, entrances and pedestrian walkways reasonably free from snow and ice and shall make any repairs, replacements or improvements which may be required by any laws, rules, regulations, ordinances or orders of any federal, state, local or other governmental authority having jurisdiction over the Premises. Tenant shall further use all reasonable precaution to prevent waste, damage or injury to the Premises. Notwithstanding the foregoing, Tenant shall not be required to replace any component of the Improvements during the last three (3) years of the initial term or during the last three (3) years of any extended term; provided that Tenant shall maintain the Improvements and surrender the Improvements and all building systems at the end of the term of this Lease in good operating condition.

     9. Utilities. Throughout the term hereof, Tenant shall be responsible for and shall promptly pay as and when due all charges for heat, water, gas, electricity and sanitary sewer charges, as well as any charges for any other utility used or consumed in, on or upon the Premises. Tenant shall at all times keep the Premises sufficiently heated so as to prevent freezing and deterioration thereof and/or of the equipment and facilities contained therein.
     10. Alterations. Except as otherwise provided in Section 37, Tenant shall not make or suffer to be made, any alterations, additions or improvements in excess of One Hundred Thousand Dollars ($100,000.00) for any single alteration, or in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate for all alterations within a twelve (12) month period or which affect the structural or mechanical components of the Improvements (“Alterations”) in, on or to the Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; and any Alterations, except movable furniture, furnishings, equipment, decorations and trade fixtures, shall at once become a part of the realty and belong to Landlord. Landlord’s consent to any Alterations shall be contingent upon Tenant agreeing to the following minimum conditions:
     10.1. Cost. Tenant shall pay or cause to be paid the entire cost of the Alterations;
     10.2. Plans. Plans and specifications for all Alterations shall be submitted to Landlord for prior written approval, which approval shall not be unreasonably withheld;
     10.3. Liens. Tenant shall take all necessary steps to prevent the imposition of liens against the Premises as a result of the Alterations;
     10.4. Indemnity. Tenant shall agree to hold Landlord harmless from all claims, losses, liabilities, damages, and expenses (including reasonable attorneys, fees) resulting from any Alterations; and
     10.5. Permits. Tenant shall obtain and pay for all necessary permits and shall comply with all applicable governmental requirements and insurance rating bureau recommendations.
     11. Insurance and Indemnity.
     11.1. Liability Insurance. Tenant shall, during the entire term hereof, keep in full force and effect a policy of comprehensive general public liability insurance with respect to the Premises, and the business operated by Tenant in the Premises, in which the primary coverage per accident or occurrence is not less than $1,000,000 combined single limit and the umbrella coverage per accident or occurrence is not less than $10,000,000, or in such greater amounts as Landlord may reasonably determine in accordance with prudent business practices.

     11.2. Property Insurance. Tenant agrees to carry, at its expense, property insurance insuring against fire, vandalism, malicious mischief, and such other hazards as are from time to time included in a standard extended coverage endorsement, insuring the Premises in an amount equal to the full replacement value of the Premises (with an agreed amount endorsement, excluding land value, landscaping, foundation and excavation costs, and costs of underground flues, pipes and drains), together with rental interruption insurance in an amount equal to twelve (12) months fixed base rental and real estate tax payments, and insuring the betterments and improvements made by it to the Premises, and all trade fixtures, furnishings and equipment owned by Tenant and located on or within the Premises, in an amount equal to the full replacement value thereof.
     11.3. Requirements. The policies required under this Section 11 shall name Tenant and Landlord and any other parties in interest designated by Landlord as insureds as their respective interests may appear, and shall contain a clause that the insurer will not cancel or change the insurance without first giving the Landlord thirty (30) days prior written notice. Such insurance may be furnished by Tenant under any blanket policy carried by it or under a separate policy therefor. The insurance shall be with carriers with a Best financial quality rating of A or better and a financial size rating of XII or better. A copy of the paid-up policies or certificates of the insurers evidencing the maintenance of such insurance policies shall be delivered to Landlord prior to commencement of the term of this Lease or Tenant’s occupancy, whichever is sooner, and, upon renewals, prior to the expiration of a coverage period.
     11.4. Tenant’s Indemnity. Tenant agrees to indemnify and save Landlord and Landlord’s members, officers, employees and agents (“Landlord’s Indemnitees”) harmless against and from any and all claims, damages, losses, liabilities and expenses (including reasonable attorneys’ fees), arising out of Tenant’s occupancy of the Premises or from the conduct or management of the business conducted by Tenant on the Premises or from any breach or default on the part of the Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to the terms of this Lease, or from any act or negligence of Tenant, or its agents, contractors, servants, employees, subleases, concessionaires or licensees in or about the Premises; except to the extent caused by the willful misconduct or negligent acts or omissions of Landlord or Landlord’s Indemnitees. When a claim is caused by the joint negligence or willful misconduct of Tenant and Landlord, Tenant’s duty to defend, indemnify, and hold Landlord harmless shall be in proportion to Tenant’s allocable share of the joint negligence. In case any action or proceeding is brought against Landlord by reason of any such claim, other than one based on Landlord’s negligence or willful misconduct, Tenant, upon notice from Landlord, shall defend such action or proceeding which is brought against Landlord by reason of any such claim. Tenant, upon notice from Landlord, covenants to defend such action or proceeding by attorney, reasonably satisfactory to Landlord.
     11.5. Landlord’s Indemnity. Landlord agrees to indemnify and save Tenant harmless against and from any and all claims, damages, losses, liabilities and expenses (including reasonable attorneys’ fees), arising out of any breach or default on the part of the Landlord in the performance of any covenant or agreement on the part of the

Landlord to be performed pursuant to the terms of this Lease, or from any willful misconduct or negligence of Landlord, or Landlord’s Indemnitees in or about the Premises; except to the extent caused by the willful misconduct or negligent act or omissions of Tenant, its agents, contractors, servants, employees, subleases, concessionaires or licensees. When a claim is caused by the joint negligence or willful misconduct of Tenant and Landlord, Landlord’s duty to defend, indemnify, and hold Tenant harmless shall be in proportion to Landlord’s allocable share of the joint negligence and/or willful misconduct. In case any action or proceeding is brought against Tenant by reason of any such claim, Landlord, upon notice from Tenant, shall defend such action or proceeding which is brought against Tenant by reason of any such claim. Landlord, upon notice from Tenant, covenants to defend such action or proceeding by attorney, reasonably satisfactory to Tenant.
     11.6. Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives to the extent each is actually insured any and all rights of recovery, claim, action or cause-of action against the other for any loss or damage that may occur to the Premises, or any improvements thereto, or any property of such party therein, by reason of fire, the elements, or any other cause which could be insured against under the terms of standard fire and extended coverage insurance policies, regardless of cause or origin, including negligence of the other party hereto, its agents, officers or employees, and covenants that no insurer shall hold any right of subrogation against such other party.
     12. Casualty. If the Premises, or any portion thereof, are destroyed or damaged by fire, explosion, or any other casualty, then Tenant shall, as soon as practicable, and upon receipt of an agreement by Landlord’s mortgagee, in form and content reasonably satisfactory to Landlord, Tenant and Landlord’s mortgagee, to advance insurance proceeds to Tenant for such repair, rebuilding or restoration, on a construction loan type basis, repair, restore, and rebuild the Premises to a condition equivalent to that existing prior to such casualty, and shall do so each time and as often as any portion of the Premises shall be destroyed or damaged; all insurance proceeds relating to such casualty shall be deposited, in trust, with Landlord’s mortgagee or a title insurance company or another independent third party, satisfactory to Landlord and Tenant, to be held for disbursement in payment or reimbursement of the costs of such repair, restoration, and rebuilding; and the term hereof and the rent and other payments due hereunder shall continue without modification except to the extent rental interruption insurance proceeds are made available to Landlord. If such repair, restoration, or rebuilding is prohibited by applicable law, then such casualty shall be deemed to be a taking under Section 13, the insurance proceeds relating thereto shall be treated as the award, and this Lease may be subject to termination as provided in Section 13. Except as provided in the immediately preceding sentence or in Section 12.1, below, no damage or destruction of any building or any of the fixtures or other property therein shall be grounds for the termination of this Lease or relieve the Tenant from any obligation created or imposed by virtue of this Lease, any laws of the state in which the Premises is located to the contrary notwithstanding, including, but without limiting the generality of the foregoing, Tenant’s obligation to make payment of the rent and all other charges on the part of the Tenant to be paid, and the Tenant’s obligation to perform all other covenants and agreements on the part of the Tenant to be performed.

     12.1 Landlord’s Right to Terminate. Notwithstanding anything contained in this Lease to the contrary, if fifty percent (50%) or more of the Improvements are damaged or destroyed by fire or other casualty during the last five (5) years of the initial term hereof, or during the last five (5) years of any extended term pursuant to Section 2.1, and if it will reasonably take more than two hundred seventy (270) days from the date of adjustment of the loss with the insurance carrier to restore the Improvements to their condition immediately prior to such casualty, then Landlord shall have the right to terminate this Lease by giving Tenant written notice of such termination within forty-five (45) days after the date of such damage or destruction, specifying a termination date of at least thirty (30) days and not more than ninety (90) days after the date of the Landlord’s notice of termination. Notwithstanding the foregoing, if Tenant shall then have the right to extend the term of this Lease pursuant to Section 2.2, Tenant shall have the right to nullify Landlord’s notice of termination by so extending the term of this Lease for at least ten (10) years by giving Landlord written notice of such election within thirty (30) days after receipt of Landlord’s notice of termination. If this Lease is terminated as aforesaid, Tenant shall pay or cause to be paid to Landlord on or prior to the date of termination insurance proceeds or, to the extent insurance proceeds are not sufficient, a direct payment from Tenant, or any combination of the two, in an aggregate amount equal to the reasonably estimated cost to restore the Improvements to their condition immediately prior to such casualty.
     12.2. Tenant’s Option to Purchase. If Landlord exercises its right to terminate this Lease under Section 12.1, Tenant shall have the option to purchase the Premises from Landlord or all of the Members’ interests in Landlord by giving Landlord written notice of exercise within fifteen (15) days after receipt of Landlord’s notice of termination. Upon exercise of this Option with respect to the Premises, the Tenant shall be obligated to purchase from the Landlord and the Landlord shall be obligated to convey to the Tenant, and/or one or more designee of Tenant, all of the Landlord’s right, title and interest in the Premises for the price and upon the term set forth herein. Upon exercise of this Option with respect to the Members’ interests in the Landlord, the Tenant shall be obligated to purchase from the Members and the Members shall be obligated to convey to the Tenant, and/or one or more designee of Tenant, all of the Members’ right, title and interest in the Landlord for the price and upon the term set forth herein. Tenant’s right to exercise this option hereunder shall be contingent upon Tenant not being in default (excluding any “change in control” default under Section 16.1(e)), beyond any applicable grace period, under this Lease either at the time of exercise of this option or at the time of closing.
     (i) The Purchase Price for the Landlord’s interest in the Premises or the Members’ interests in the Landlord shall be equal to the sum of (A) the product of (i) $10,970,000.00 multiplied by (ii) the percentage set forth on Exhibit D attached hereto for the applicable Purchase Date minus, if the Project Financing (as hereinafter defined) is assumed by Tenant, (B) the then outstanding principal balance due under the Project Financing, plus (C) any other costs incurred by the Landlord of a capital nature in connection with the ownership of the Premises not funded out of the Stipulated Sum (as such term is defined in the Development Agreement) which costs where incurred as a result of (A) any default by Tenant under the Lease, (B) any governmental order requiring a repair, replacement or improvement of the Premises, (C) Tenant’s election not to make any replacement of a building component during the last three years of the term of this Lease, or (D) were otherwise incurred with the written consent of Tenant.
     (ii) The entire purchase price shall be paid in full, by certified or cashier’s check made payable to the Landlord or Members, as applicable, or by wire transfer of funds to a bank account designated by the Landlord or Members, as applicable, at closing. As used herein, “Project Financing” shall mean the original financing for development of the Project obtained by the Landlord, as amortized to the date of Closing assuming the amortization schedule used in the calculation of the base rent under the Lease, and secured by the Premises; provided that the aggregate outstanding principal balance due under such financing shall not at any time exceed the product of $10,970,000.00 multiplied by the percentage set forth on Exhibit D for such period of time. It is intended that the Purchase Price paid to the Landlord hereunder, be net of any and all conveyance fees and transaction costs other than the Landlord’s attorneys’ fees. Therefore, in addition to the Purchase Price, Tenant shall pay all costs of assuming the Project Financing (or all costs and prepayment charges, if any, if Tenant does not assume the Project Financing and pays off the Project Financing) and all other fees and expenses conveying fee title to the Premises, or conveyance of all of the Members’ interests in the Landlord, including, but not limited to, state and local transfer fees, recording costs and title insurance premiums otherwise typically the responsibility of a seller, provided that each party shall pay its own attorneys’ fees. At closing, Landlord shall assign to Tenant all rights of Landlord in and to any and all insurance proceeds due (or paid to) Landlord as a result of such casualty.
     (iii) If Buyer timely exercises its Option to purchase the Property or the Sellers’ interest in the Company, as further consideration for this Option and the purchase of the Property or the Sellers’ interest in the Company, as applicable, the Lease shall nevertheless continue in full force and effect as a contractual obligation between the Company, as landlord, and Buyer, as tenant, and Buyer shall continue to pay all rent and other monetary obligations due under the Lease and otherwise perform and comply with all obligations of Buyer under the Lease from and after the date of exercise of this Option through the date of closing hereunder.
     13. Public Taking. If all or substantially all of the Premises shall be sold to or taken by any public authority under its power of condemnation or the threat thereof, this Lease shall terminate as of the date possession shall be transferred to the acquiring authority, and the rental payable hereunder shall be apportioned accordingly. Upon any taking of less than substantially all of the Premises, this Lease shall continue in force as to the part of the Premises not taken. In the event of any such partial taking, Landlord shall, to the extent proceeds of any award are made available to Landlord, diligently rebuild or restore the remainder of the Premises to the condition in which they existed at the time of such taking (and to the extent originally included within the Improvements constructed under the Development Agreement). In any event, all damages awarded by or amounts paid by the acquiring authority for any such taking, whether for the whole or a part of the Premises, shall belong to and be the property of Landlord whether such damages shall be awarded as compensation for loss of, or diminution in value to, the leasehold or the fee thereof; provided, however, that Landlord shall not be entitled to any separate award which may be made to Tenant for the cost of realigning, relocating or removing its personal property, or for relocation expenses or loss of business, and which does not reduce the amount payable to Landlord; and provided, further, that in the event of any partial taking Landlord shall either pay the net award (after restoration of the remainder of the Premises) to Tenant or agree to an equitable abatement of the rent in proportion to the value of the part taken.
     13.1. Right to Terminate. Notwithstanding anything contained in this Lease to the contrary, if more than 25% of the floor area of the Improvements are taken during the last five (5) years of the original term of this Lease or during the last five (5) years of any extended term under Section 2.2, Landlord and Tenant shall each have the right to terminate this Lease by giving the other written notice of such termination within thirty (30) days after the date of such taking, specifying a termination date of at least thirty (30) days and not more than ninety (90) days after the date of notice of termination. Failure to give notice of termination within such thirty (30) day period shall be deemed to be a waiver of such right of termination.
     13.2. Tenant’s Option to Purchase. If Landlord exercises its right to terminate this Lease under Section 13.1, Tenant shall have the option to purchase the Premises from Landlord or all of the Members’ interests in Landlord by giving Landlord written notice of exercise within fifteen (15) days after receipt of Landlord’s notice of termination. Upon exercise of this Option, with respect to purchasing the Premises, the Tenant shall be obligated to purchase from the Landlord and the Landlord shall be obligated to convey to the Tenant, and/or one or more designee of Tenant, all of the Landlord’s right, title and interest in the Premises for the price and upon the term set forth herein. Upon exercise of this Option, with respect to purchasing the Members’ interests in the Landlord, the Tenant shall be obligated to purchase from the Members and the Members shall be obligated to convey to the Tenant, and/or one or more designee of Tenant, all of the Members’ right, title and interest in the Landlord for the price and upon the term set forth herein. Tenant’s right to exercise this option hereunder shall be contingent upon Tenant not being in default (excluding any “change in control” default under Section 16.1(e)), beyond any applicable grace period, under this Lease either at the time of exercise of this option or at the time of closing.
     (i) The Purchase Price for the Landlord’s interest in the Premises or the Members’ interests in the Landlord shall be determined in the same manner as provided in Section 12.2 (i), hereof.

     (ii) The entire purchase price (subject to credit for the amount of any debt of Landlord assumed by Tenant) shall be paid in full, by certified or cashier’s check made payable to the Landlord or Members, as applicable, or by wire transfer of funds to a bank account designated by the Landlord or Members, as applicable, at closing. It is intended that the Purchase Price paid to the Landlord hereunder, be net of any and all conveyance fees and transaction costs other than the Landlord’s attorneys’ fees. Therefore, in addition to the Purchase Price, Tenant shall pay all costs of assuming the Project Financing (or all costs and prepayment charges, if any, if Tenant does not assume the Project Financing and pays off the Project Financing) and all other fees and expenses conveying fee title to the Premises, or conveyance of all of the Members’ interests in the Landlord, including, but not limited to, state and local transfer fees, recording costs and title insurance premiums otherwise typically the responsibility of a seller, provided that each party shall pay its own attorneys’ fees. At closing, Landlord shall assign to Tenant all rights of Landlord in and to any and all condemnation proceeds due (or paid to) Landlord as a result of such taking.
     (iii) If Buyer timely exercises its Option to purchase the Property or the Sellers’ interest in the Company, as further consideration for this Option and the purchase of the Property or the Sellers’ interest in the Company, as applicable, the Lease shall nevertheless continue in full force and effect as a contractual obligation between the Company, as landlord, and Buyer, as tenant, and Buyer shall continue to pay all rent and other monetary obligations due under the Lease and otherwise perform and comply with all obligations of Buyer under the Lease from and after the date of exercise of this Option through the date of closing hereunder.
     14. Assignment and Subletting. Tenant shall not assign or sublet or in any manner transfer this Lease or any estate or interest therein or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, the consent of Landlord shall, at a minimum, be conditioned upon the fulfillment of the following requirements:
     (a) Landlord shall be provided with at least ninety (90) days written notice prior to the effective date of any proposed assignment, subletting or other transfer;
     (b) Any proposed assignee, sublessee or other transferee shall assume, in a written instrument reasonably acceptable to Landlord, all of the obligations of Tenant hereunder;
     (c) Any proposed assignee, sublessee or other transferee shall use the Premises for the purposes set forth in Section 7;
     (d) Tenant shall in no way be released from any of its obligations under this Lease; and

     (e) Tenant shall reimburse Landlord for legal fees and expenses reasonably incurred by Landlord in connection with such approval, and the drafting and preparation of appropriate documentation effectuating the assignment, subletting or other transfer.
Consent by Landlord to one or more assignments of this Lease or to one or more sublettings of the Premises shall not operate to exhaust Landlord’s rights under this Section. A “change of control” of Tenant, as defined in Section 16.6, hereof, to the extent not otherwise permitted under Section 16.6, shall constitute an assignment of this Lease. Notwithstanding the above, Tenant may assign this Lease or sublet all or any part of the Premises to a parent or subsidiary of Tenant without Landlord’s consent, so long as such parent/subsidiary relationship shall continue. If Tenant, with or without the previous consent of Landlord, does assign or in any manner transfer this Lease or any estate or interest therein, Tenant shall in no way be released from any of its obligations under this Lease.
     15. Subordination, Non-Disturbance and Attornment. Tenant’s interest under this Lease and the leasehold estate hereby created shall be subject and subordinate to the lien of any mortgage or similar lien which Landlord may now or hereafter place upon the Premises and to all of the terms, conditions and provisions thereof, to all advances made, and to any renewals, extensions, modifications or replacements thereof; provided, however, that if the Lease is otherwise in full force and effect and there are no material defaults hereunder on the part of the Tenant, beyond the expiration of any applicable cure period, such mortgagee shall agree that upon any foreclosure or sale of the Premises pursuant to the exercise of any remedy provided for in the mortgage, this Lease shall not be terminated nor affected by said foreclosure or sale, and the mortgagee shall agree that any foreclosure or sale of the Premises pursuant to the exercise of any rights and remedies under the mortgage, or otherwise, shall be made subject to this Lease and the right of the Tenant hereunder. Tenant agrees to attorn to any mortgagee or such person as may have purchased the Premises upon sale, as its new Landlord and the Lease shall continue in full force and effect as a direct lease between Tenant and the mortgagee or such other person upon all the terms, covenants and agreements set forth in the Lease. The parties hereto agree to execute such documents as may be reasonably necessary to effectuate said subordination and nondisturbance in substantially the form as that attached hereto as Exhibit E.
     16. Default.
     16.1. Default/Remedies. If (a) default be made in the payment of the rent or any additional charge payable hereunder by Tenant, and such default shall continue for (i) five (5) days after written notice of default, or (b) default be made in any of the other covenants or conditions herein contained on the part of Tenant and such default shall continue for thirty (30) days after written notice thereof shall have been given to Tenant, (except that such 30-day period shall be automatically extended for an additional period of time reasonably necessary to cure such default, if such default cannot be cured within such first 30-day period and provided Tenant commences the process of curing such default within said first 30-day period and continuously and diligently pursues such cure to completion), or (c) Tenant shall become insolvent or bankrupt or make an assignment for the benefit of creditors, or (d) a receiver or trustee of Tenant’s property shall be appointed and such receiver or trustee, as the case may be, shall not be discharged within sixty (60) days after such appointment, or (e) there shall be a change of control of Tenant other than as permitted under Section 16.6, hereof, and Tenant shall not have cured such default within ten (10) business days after receipt of written notice of default, then in any such case, Landlord may, without further notice to Tenant, notice being hereby waived, terminate Tenant’s tenancy and recover possession of and reenter the Premises without accepting a surrender of the Premises or affecting Tenant’s liability for past rent and other charges due or future rent and other charges to accrue hereunder. In the event of any such default, Landlord shall be entitled to recover from Tenant, in addition to rent and other charges equivalent to rent, all other damages sustained by Landlord on account of the breach of this Lease, including, but not limited to, the costs, expenses and attorney fees incurred by Landlord in enforcing the terms and provisions hereof and in reentering and recovering possession of the Premises and for the cost of repairs, alterations and brokerage and attorney fees connected with the re-letting of the Premises; but excluding consequential or incidental damages other than out-of-pocket expenses incurred by Landlord and delineated herein. As an alternative, at the election of Landlord, Landlord shall have the right to accept a surrender of the Premises (without the need for any affirmative act or acquiescence by Tenant), without any further rights or obligations on the part of Landlord or Tenant (other than Tenant’s obligation for rent and other charges due and owing through the date of acceptance of surrender), so that Landlord may re-let the Premises without any right on the part of Tenant to any credit or payment resulting from any re-letting of the Premises. Alternatively, at the option of the Landlord, if Tenant’s tenancy is so terminated, Landlord may recover forthwith against Tenant as damages for loss of the bargain and not as a penalty an aggregate sum, which at the time of such termination of Tenant’s tenancy, represents the amount of the excess, if any, of the value of the whole balance of base rental, charges and all other sums payable hereunder for the entire balance of the term of this Lease herein reserved or agreed to be paid by Tenant, over the then current fair market rental value of the Premises (including “triple net” charges), such difference to be discounted to net present value at the rate of eight percent (8%) per annum. In case of a default under this Lease, Landlord may, in addition to terminating Tenant’s tenancy and/or accepting a surrender, or in lieu thereof, pursue such other remedy or combination of remedies and recover such other damages for breach of tenancy and/or contract as available at law or otherwise.
     16.2. Landlord’s Right to Cure. All covenants and agreements to be performed by the Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of rent. If the Tenant shall fail to pay any sum of money required to be paid by it hereunder, other than rent, or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for thirty (30) days after notice thereof by the Landlord, the Landlord may, but shall not be obligated to, cure such default, without waiving or releasing the Tenant from any other default by Tenant under this Lease. All sums so paid by the Landlord and all necessary incidental costs (including reasonable attorney’s fees) incurred by Landlord in enforcing any of the terms, covenants or conditions of this Lease, or curing any default or in suing for or obtaining relief by reason of a breach thereof, together with interest on all of the foregoing at the rate set forth below from the date of payment by the Landlord, shall be payable as additional rent to the Landlord on demand. Landlord shall have, in addition to any other right or remedy of the Landlord, the same rights and remedies in the event of the nonpayment thereof by the Tenant as in the case of default by the Tenant in the payment of rent.

     16.3. Tenant’s Right To Cure. If Landlord fails to perform or observe any of the obligations on Landlord’s part to be performed or observed pursuant to this Lease, and such failure continues for thirty (30) days after written notice thereof is sent by Tenant to Landlord informing Landlord of such failure, then Landlord shall be deemed to be in default under this Lease; provided, however, that if the failure set forth in Tenant’s notice is such that it requires more than thirty (30) days to correct, Landlord shall not be deemed to be in default hereunder if Landlord: (i) promptly and diligently commences curing the failure within thirty (30) days after written notice is sent by Tenant to Landlord informing Landlord of such failure; and (ii) diligently prosecutes the cure to completion following the expiration of the original thirty (30) day period set forth herein. Upon such default by Landlord, Tenant may, in addition to any remedies available to it at law or in equity, perform the same for and on behalf of Landlord, the cost of which performance, upon the proper payment thereof, together with all interest and penalties necessarily paid in connection therewith and any and all other damages incurred by Tenant as a result of any such default, shall be paid to Tenant by Landlord upon demand, with interest thereon at the rate set forth in Section 18, from the date of each expenditure.
     16.4. Waivers. A waiver by Landlord of a breach or default by Tenant under the terms and conditions of this Lease shall not be construed to be a waiver of any subsequent breach or default nor of any other term or condition of this Lease, and the failure of Landlord to assert any breach or to declare a default by Tenant shall not be construed to constitute a waiver thereof so long as such breach or default continues unremedied.
     16.5. No Accord or Satisfaction. No receipt of money by Landlord from Tenant after the expiration or termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit.
     16.6. Change of Control. As used herein, a “change of control” of Tenant shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Tenant is then subject to such reporting requirement; provided, that without limitation, such a change of control shall be deemed to have occurred if the shareholders of Tenant approve a merger, share exchange or consolidation of the Tenant with any other corporation, other than a merger, share exchange or consolidation which would result in the voting securities of the Tenant outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 51% of the combined voting power of the voting securities of the Tenant or such surviving entity outstanding immediately after such merger, share exchange or consolidation, or the shareholders of the Tenant approve a plan of complete liquidation of the Tenant or an agreement for the sale or disposition by the Tenant of all or substantially all of the Tenant’s assets.

     A “change of control” of Tenant shall not constitute a default under this Lease so long as the successor entity has a credit quality not materially below the credit quality of Tenant as of April 1, 2000, as evidenced by delivery to Landlord of audited financial statements of such successor entity for its latest fiscal year together with quarterly financial statements for the current fiscal year.
     16.7. Tenant’s Option to Purchase. If Landlord does not waive a default under Section 16.1(e) (change of control of Tenant), Tenant shall have the option to purchase the Premises from Landlord or all of the Members’ interests in Landlord by giving Landlord written notice of exercise within fifteen (15) days after receipt of Landlord’s notice of a default hereunder pursuant to Section 16.1(e). Upon exercise of this option, with respect to the Premises, the Tenant shall be obligated to purchase from the Landlord and the Landlord shall be obligated to convey to the Tenant, and/or one or more designee of Tenant, all of the Landlord’s right, title and interest in the Premises for the price and upon the terms set forth herein. Upon exercise of this option, with respect to the Members’ interests in the Landlord, the Tenant shall be obligated to purchase from the Members and the Members shall be obligated to convey to the Tenant, and/or one or more designee of Tenant, all of the Members’ right, title and interest in the Landlord for the price and upon the terms set forth herein. Tenant’s right to exercise this option hereunder shall be contingent upon Tenant not being in default (other than change in control), beyond any applicable grace period, under any other provision of this Lease either at the time of exercise of this option or at the time of closing.
     (i) The Purchase Price for the Landlord’s interest in the Premises shall be determined in the same manner as provided in Section 12.2 (i), hereof.
     (ii) The entire purchase price shall be paid in full, by certified or cashier’s check made payable the Landlord, or by wire transfer of funds to a bank account designated by the Landlord, at closing. It is intended that the Purchase Price paid to the Landlord hereunder be net of any and all conveyance fees and transaction costs other than the Landlord’s attorneys’ fees. Therefore, in addition to the Purchase Price, Tenant shall pay all costs of assuming the Project Financing (or all costs and prepayment charges, if any, if Tenant does not assume the Project Financing and pays off the Project Financing) and all other fees and expenses conveying fee title to the Premises, including, but not limited to, state and local transfer fees, recording costs and title insurance premiums otherwise typically the responsibility of a seller, provided that each party shall pay its own attorneys’ fees.

     (iii) If Buyer timely exercises its Option to purchase the Property or the Sellers’ interest in the Company, as further consideration for this Option and the purchase of the Property or the Sellers’ interest in the Company, as applicable, the Lease shall nevertheless continue in full force and effect as a contractual obligation between the Company, as landlord, and Buyer, as tenant, and Buyer shall continue to pay all rent and other monetary obligations due under the Lease and otherwise perform and comply with all obligations of Buyer under the Lease from and after the date of exercise of this Option through the date of closing hereunder.
     17. Costs and Attorney Fees. Upon any dispute between Landlord and Tenant under this Lease, the prevailing party shall be entitled to recover from the non-prevailing party reasonable attorneys’ fees, taxable costs and expenses incurred in contesting such dispute.
     18. Interest. Any amount due from Landlord or Tenant to the other hereunder which is not paid when due shall bear interest at an annual rate equal to the greater of (i) two percent (2%) per annum in excess of the prime rate of interest published from time to time in the Wall Street Journal-Eastern Edition or (ii) twelve percent (12%) per annum (but in no event shall such rate of interest exceed the maximum rate of interest permitted to be charged by law) from the date due until paid, compounded monthly, but the payment of such interest shall not excuse or cure any default by Landlord or Tenant under this Lease.
     19. Notices. All notices and demands by any party to any other shall be given in writing and sent by a nationally recognized overnight courier or by United States certified mail, postage prepaid, return receipt requested, and addressed as follows:

To Landlord:	GP Rock One, L.L.C.
c/o Gilbane Properties, Inc.
7 Jackson Walkway
Providence, Rhode Island 02903
Attn: Michael E. Culbert

With a copy to:	Michael J. Dwyer
Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, Wisconsin 53202

To Tenant:	Human Genome Sciences, Inc.
9410 Key West Avenue
Rockville, Maryland 20850
Attn: Mr. Steven C. Mayer, Chief Financial Officer

With a copy to:	James Davis, General Counsel
Human Genome Sciences, Inc.
9410 Key West Avenue
Rockville, Maryland 20850

With a copy to:	Alan S. Mark
Paley, Rothman, Goldstein, Rosenberg & Cooper
4800 Hampden Lane — Seventh Floor
Bethesda, Maryland 20814

Any party may, upon prior notice to the others, specify a different address for the giving of notice. Notices shall be effective one (1) business day after sending if sent by overnight courier or two (2) days after sending if sent by certified mail, return receipt requested.
     20. Termination. Upon the termination of this Lease, by expiration or otherwise, (but excluding any technical termination by reason of Tenant’s exercise of any of its options to purchase under this Lease or under the Tenant’s Purchase Option, as defined below) Tenant shall surrender the Premises to Landlord in as good condition and repair as when delivered by Landlord, excepting ordinary wear and tear, condemnation, damage from any cause not required to be repaired or replaced by Tenant and permitted decorations. All Alterations and decorations made to the Premises by Tenant (excluding moveable furnishings, trade fixtures, equipment and other personal property of Tenant and excluding the Tenant’s Removable Improvements, as defined in Section 20.1) shall remain and become the property of the Landlord unless Landlord shall have required (at the time Landlord’s consent was given) Tenant, at Tenant’s expense, to remove any such Alterations and repair the damage caused by such removal. The Tenant’s Removable Improvements and all moveable furnishings, trade fixtures and other equipment and personal property owned by Tenant may (and upon Landlord’s request shall) be removed from the Premises by Tenant no later than the date of termination, provided that all terms and conditions of this Lease have been complied with and provided further that Tenant shall repair any and all damage caused by such removal. If the Premises are not surrendered upon the scheduled termination of this Lease as set forth herein or within fifteen (15) days after earlier termination as set forth herein, Tenant shall indemnify Landlord against all loss, liability and expense (including reasonable attorneys, fees) resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claim made by any succeeding tenant founded on such delay (but excluding Landlord’s lost profits so long as Tenant pays the holdover rent called for under Section 22). Tenant shall also surrender all keys to the Premises and shall inform Landlord of combinations in any locks, safes and vaults, if any, in the Premises.
     20.1 Tenant’s Removable Improvements. If and to the extent Tenant pays for capital improvements to the Premises, as provided under Section 19 of the Development Agreement and provided that such capital improvements are of a nature that they may be removed from the Premises at the end of the term of this Lease without damaging the structural integrity of the Improvements or impairing the operations and functions of the Improvements (i.e., all building mechanical, electrical, plumbing, fire suppression and HVAC systems remain fully operational and the foundation, building exterior and roof remain in an airtight, operating condition), such improvements shall be deemed to be “Tenant’s Removable Improvements”. Tenant’s Removable Improvements shall remain the property of Tenant, will not form part of the Premises or Improvements for ownership, tax and book purposes, and will not be encumbered by any lien securing the Landlord’s debt.

     21. Quiet Enjoyment. Landlord covenants, warrants and represents to Tenant that it has full right and power to execute and perform this Lease and to grant the estate demised herein, and Landlord further covenants that Tenant shall peaceably and quietly have, hold and enjoy the Premises and all rights, easements, appurtenances and privileges belonging or in any way appertaining thereto, during the full Term, free and clear of all liens and encumbrances except the permitted encumbrances (“Permitted Encumbrances”) set forth in Exhibit F attached hereto.
     22. Holding Over. In the event Tenant remains in possession of the Premises after the expiration of this Lease without Landlord’s consent, it shall be deemed to be occupying the Premises as a tenant from month-to-month, upon all of the conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy; provided, that Tenant shall pay a use and occupancy charge equal to two hundred fifty percent (250%) times the latest fixed rental, as well as additional rental, computed on a daily basis and provided further, that Landlord shall retain the right to seek an immediate eviction of Tenant.
     23. Right of Entry. Landlord shall at all times upon twenty-four (24) hours advance notice have the right during Tenant’s regular business hours to re-enter the Premises to inspect the same, to supply any service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers, mortgagees or tenants, to post for sale or for rent signs or notices of nonresponsibility, and to alter, improve, or repair the Premises without abatement of rent, and may for such purposes erect, use and maintain scaffolding, pipes, conduits and other necessary structures in and through the Premises where required by the character of the work to be performed, provided that: (i) entrance to the Premises shall not be denied to Tenant; (ii) the business of Tenant shall not be interfered with unreasonably; and (iii) Landlord shall comply with Tenant’s safety and other reasonable rules governing activities within the Premises.
     24. Estoppel Certificates. Landlord and Tenant agree that at any time and from time to time upon not less than ten (10) days prior request of the other, they shall execute, acknowledge and deliver to the requesting party a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, specifying the same), (b) the dates to which the rent and other charges have been paid, (c) that, so far as the party giving the estoppel knows, the other party is not in default under any provisions of this Lease (or if the party giving the estoppel knows of any such default, specifying the same) and (d) such other matters as the requesting party or its lender shall reasonably request. It is intended that any such statement may be relied upon by any person proposing to acquire Landlord’s or Tenant’s interest in this Lease or any prospective mortgagee of, or assignee of any mortgage upon, such interest.
     25. Non-Liability of Landlord. Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord, for any injury or damage to any person or property in or about the Premises resulting from the Premises, or any part thereof or any equipment thereof, becoming out of repair; flooding of basements or other areas; damages caused by sprinkling devices, air conditioning apparatus, snow, frost, water leakage, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise or the bursting or leaking of pipes or plumbing fixtures; any act or neglect of other tenants or occupants or employees in the Premises; or any other thing or circumstance whatsoever concerning the Premises, whether of a like nature or of a wholly different nature unless caused by the willful misconduct or gross negligence of Landlord. All property in or about the Premises belonging to Tenant, its agents, employees or invitees shall be there at the risk of Tenant or other person only, and Landlord shall not be liable for damage thereto or theft, misappropriation or loss thereof. If Landlord shall fail to perform any covenant or condition of this Lease upon Landlord’s part to be performed and, as a consequence of such default, Tenant shall recover a money judgment against Landlord, then such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy thereon against the right, title and interest of Landlord in the Premises and out of rents or other income from such property receivable by Landlord and any insurance or condemnation proceeds that are available for use by Landlord and Landlord shall not be personally liable for any deficiency. The foregoing shall not diminish or in any way affect the liability of Gilbane Properties, Inc., as developer under the Development Agreement.
     26. Transfer by Landlord and Tenant’s Purchase Option. In the event of a sale or conveyance by Landlord of the Premises, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions herein contained which accrue after the date of transfer, and in such event Tenant agrees to look solely to the successor in interest of Landlord in and to this Lease, provided, further, that the transferee expressly agrees in writing to assume the Landlord’s obligations and acknowledges Tenant’s option to purchase the Premises as specifically provided in this Lease and as provided under that certain Option to Purchase Agreement entered into by and between Landlord and the members of Landlord, as grantor, and Tenant, as grantee, dated as of the date hereof (“Tenant’s Purchase Option”). This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the purchaser or grantee, which shall be obligated on this Lease only so long as it is the owner of Landlord’s interest in and to this Lease. Landlord shall give Tenant written notice of any such transfer.
     27. No Liens. Without in each instance the prior written consent of Landlord, Tenant shall not directly or indirectly create or permit to be created or to remain, and will immediately discharge, any lien, encumbrance, or charge on, or pledge of, the Premises, or any part thereof, the interest of Tenant hereunder or therein, or the rent or other payments hereunder, other than: (a) this Lease; (b) any assignment, pledge, lien, encumbrance, charge, conditional sale, or title retention agreement affecting the Premises, resulting solely from (i) any action by Landlord or (ii) any liability or obligation of Landlord which Tenant is not obligated by this Lease to assume; (c) liens for Taxes not yet payable; (d) liens of mechanics, materialmen, suppliers, or vendors, or rights thereto, incurred in the ordinary course of business for sums which under the terms of the related contracts are not yet due, provided that such reserve or other appropriate provision, if any, as may be required by generally accepted accounting principles shall have been made therefor; or (e) liens created to finance Tenant’s removable trade fixtures, equipment and all other personal property. In amplification and not in limitation of the foregoing, Tenant shall not knowingly permit any portion of the Premises to be used by any person or persons or by the public, as such, at any time or times during the term of this Lease, in such manner as might tend to impair the title or interest of Landlord in the Premises, or any portion thereof, or in such manner as might make possible a claim or claims of adverse use, adverse possession, prescription, dedication, or other similar claims of, in, to, or with respect to the Premises, or any part thereof.

     28. Net Lease. This Lease is intended to be and shall be an absolute “net, net, net” lease, and the rent and all other sums payable hereunder by Tenant (all of which shall be deemed to be additional rent) shall be paid without notice or demand and without set-off, counterclaim, abatement, suspension, deduction, or defense except as otherwise provided in this Lease. As more particularly set forth herein, Tenant shall pay all Taxes, insurance premiums, maintenance, repair and replacement costs and expenses, utility charges and expenses, and all other costs and expenses, of whatever nature, relating in any way to the Premises and/or the operation thereof during the term of this Lease except as otherwise provided in this Lease. In addition, this Lease shall continue in full force and effect and the obligations of Tenant hereunder shall not be released, discharged, diminished, or otherwise affected by reason of any damage to or destruction of the Premises, or any part or parts thereof; any partial taking; any restriction on or prevention of or interference with any use of the Premises, or any part or parts thereof, except as otherwise provided in this Lease. It is expressly understood and agreed that, except as specifically stated herein to the contrary, Landlord shall have no responsibility or obligation, whatsoever, with respect to the Premises or the condition or use thereof during the term of this Lease and shall be absolutely, without limitation, exculpated from any and all such responsibilities and/or obligations, all such responsibilities and obligations being those of Tenant.
     29. Environmental Covenants. Tenant shall not use the Premises for the production, sale or storage of any toxic or hazardous chemicals, wastes, materials or substances, or any pollutants or contaminants, as those terms are defined in any applicable federal, state, local or other governmental law, statute, ordinance, code, rule or regulation (“Hazardous Substances”), shall not use any Hazardous Substance in the Premises, and shall not permit any Hazardous Substance to be disposed of from, in or on the Premises, unless said Hazardous Substances are of the type normally used in the ordinary course of operating and maintaining Tenant’s office and laboratory facilities, and are stored, used and disposed of in strict accordance with all such laws, statutes, ordinances, codes, rules and regulations which are applicable to the Premises (“Environmental Regulations”). Tenant shall not permit any Hazardous Substance to be emitted, discharged, released, spilled or deposited from, in or on the Premises other than in the ordinary course of operating and maintaining Tenant’s office and laboratory facilities as may be permitted by law or applicable permit held by Tenant. Tenant shall obtain and maintain all licenses and permits, and shall maintain all material safety data sheets, with respect to such Hazardous Substances, which are required by any Environmental Regulation. Landlord shall have the right to enter the Premises to inspect the same for compliance with the provisions of this Section 29; provided that: (i) entrance to the Premises shall not be denied to Tenant; (ii) the business of Tenant shall not be interfered with unreasonably; and (iii) Landlord shall comply with Tenant’s safety and other reasonable rules governing activities within the Premises. Tenant agrees to indemnify Landlord against, and to hold Landlord harmless from, any and all claims, demands, judgments, fines, penalties, costs, damages and expenses resulting from any violation by Tenant of this Section 29 or of any Environmental Regulation, including court costs and attorneys, fees in any suit, action administrative proceeding or negotiations resulting therefrom, and including costs of remediation, clean-up and detoxification of the Premises and the environment unless caused by the willful misconduct or gross negligence of Landlord. Tenant’s obligations and liabilities under this Section 29 shall survive the termination of this Lease.

     30. Modifications. Tenant agrees to execute any reasonable modification of this Lease which may be required by a lender as a condition to making a first mortgage loan on the Premises; provided that no such modification shall alter the rent or term provided herein or reduce the full economic value hereof or involve cost to Tenant, or in any way impair Tenant’s option to purchase rights granted hereunder or under the Tenant’s Purchase Option.
     31. Execution. The submission of this document for examination does not constitute an offer to lease, or a reservation of, or option for, the Premises and this document becomes effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. Tenant confirms that Landlord has made no representations or promises with respect to the Premises or the making or entry into of this Lease except as are expressly set forth herein, and agrees that no claim or liability shall be asserted by Tenant against Landlord for, and Landlord shall not be liable by reason of breach of any representations or promises not expressly stated in this Lease. This Lease can be modified or altered only by agreement in writing between Landlord and Tenant.
     32. Binding Effect. The covenants, agreements and obligations herein contained, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties here to and their respective personal representatives, heirs, successors and assigns (but in the case of assigns only to the extent that assignment is permitted hereunder). No third party, other than such successors and assigns, shall be entitled to enforce any or all of the terms of this Lease or shall have rights hereunder whatsoever.
     33. Signs. Tenant may install, affix or use any signs or other advertising or identifying media to the exterior of the building or within the Premises; provided that: (i) such signage does not materially adversely affect the structural integrity of the Improvements; (ii) any and all signs and other advertising or identifying media installed, affixed or used by Tenant upon the Premises shall comply with any and all governmental laws, regulations, ordinances and rules and all recorded restrictions and covenants; and (iii) Tenant shall prior to the scheduled termination of this Lease or within thirty (30) days after the earlier termination of this Lease cause all such signage to be removed and shall restore the Premises to its condition prior to installation of such signage and repair any damage to the Improvements caused by such removal.
     34. Interpretation. The laws of the State of Maryland shall govern the validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision. Whenever the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders. The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or paragraphs of this Lease nor in any way affect this Lease.
     35. Force Majeure. In the event that Landlord or Tenant shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of a Force Majeure event, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay; provided that nothing contained in this Section 35 shall excuse, delay or otherwise apply to the Tenant’s obligation to pay rent or any other monetary obligation hereunder. For purposes hereof, a Force Majeure event shall mean delays or hindrances caused by (i) acts of God; (ii) strikes, labor disputes, labor shortages (materially worse than the current labor supply conditions in effect in May 2000) or material shortages outside of the party’s control; (iii) blackouts; (iv) acts of public enemy; (v) orders of any kind of the government of the United States or of the State of Maryland or any department, agency, political subdivision or official of either of them, or any civil or military authority; (vi) riots; (vii) epidemics disabling the labor force; (viii) landslides; (ix) earthquakes affecting the Project; (x) fires; (xi) hurricanes and/or tornadoes; (xii) adverse weather conditions (i.e., the number of days in excess of the normal weather [rain or snow days] as defined for a thirty (30) day period by the National Weather Bureau for the Rockville, Maryland metropolitan area); (xiii) floods; (xiv) partial or entire failure of public utilities affecting the Project; (xiv) delay in the execution and recording of the access, drainage and parking easements over the Easement Areas as described in Exhibit B or the delay in obtaining the release and/or consent of any party holding any lien on or leasehold interest in the Easement areas; or (xv) any other similar cause or event not reasonably within the control of party and not resulting from that party’s acts or omissions. Landlord and Tenant shall give notice to each other of the occurrence of any event of Force Majeure that may give rise to a claim for an extension of time to perform hereunder as soon as reasonably possible after the discovery by such party of such Force Majeure event. The party claiming the benefit of any such Force Majeure event shall thereafter use all reasonable diligence in attempting to overcome or lessen the impact of such Force Majeure event and shall keep the other reasonably informed of their progress in mitigating the effects of any such Force Majeure event.
     36. Corporate Authority. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the board of directors of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.
     37. Miscellaneous.
     37.1. Waivers. One or more waivers of any covenant or condition by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant or condition, and the consent or approval by Landlord to or of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to render unnecessary Landlord’s consent or approval to or of any subsequent similar act by Tenant. No breach of a covenant or condition of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord.
     37.2. Entire Agreement. This Lease and the exhibits and rider, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. No alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each party.

     37.3. Independent Covenants. The covenant to pay rent or any additional charge is hereby declared to be an independent covenant on the part of Tenant to be kept and performed, and no such rent or charge shall be subject to any offset or deduction whatsoever except as specifically provided in Section 16.3.
     37.4. Emergencies. In case of emergency, if Tenant shall not be present to permit entry, Landlord or its representatives may enter the same forcibly without rendering Landlord or its representatives liable therefor or affecting Tenant’s obligation under this Lease.
     37.5. Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly or any other rent or charge herein stipulated shall be deemed to be other than on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of any rent or charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or charge or pursue any other remedy in this Lease provided.
     37.6. No Agency. Nothing contained in this Lease shall be taken or construed to create any agency between Landlord and Tenant or to authorize the Tenant to do any act or thing or to make any contract so as to encumber in any manner the title of the Landlord to the Premises or to create any claim or lien upon the interest of the Landlord in the Premises.
     37.7. No Recording of Lease. Landlord and Tenant shall not record this Lease or any memorandum thereof, and Tenant shall indemnify Landlord against and hold Landlord harmless from any and all fees and/or taxes imposed by any governmental entity for or on account of the recording of this Lease or any memorandum thereof.
     37.8. Financial Statements. Tenant shall, within ninety (90) days after the end of each fiscal year of Tenant, and within thirty (30) days after receipt of written request from Landlord, provide to Landlord, for the benefit of Landlord, Landlord’s mortgagee and any prospective mortgagee or purchaser of the Premises audited financial statements of Tenant, including: (i) a balance sheet and profit and loss statement of Tenant for Tenant’s most recent fiscal year, and (ii) a detailed operating statement of the Premises for the most recent calendar year. Notwithstanding the foregoing, so long as the Tenant is a publicly traded corporation, Tenant shall only be required to provide Landlord with (a) a detailed operating statement of the Premises for the most recent calendar year, and (b) such financial information on Tenant as is made available to the public or is required to be made available to the public in compliance with all applicable securities laws governing the Tenant.

     37.9. Special Purpose Entity. Landlord acknowledges that it was a material inducement to Tenant to enter into this Lease that Landlord be structured as a single-purpose, bankruptcy-remote entity organized solely to hold title to the Premises and not having any business purpose unrelated to the ownership, operation, financing and leasing of the Premises (“SPE”). Accordingly, Landlord covenants and warrants to Tenant, that so long as the Tenant’s Purchase Option remains in effect, Landlord shall continue to be an SPE; provided, however, that the requirement that the Landlord be an SPE shall not apply to Landlord’s mortgagee succeeding to the interest of Landlord by virtue of foreclosure or a deed in lieu of foreclosure proceeding.
          IN WITNESS WHEREOF, the undersigned have executed this Lease as of the date first above written.

LANDLORD:

GP Rock One, L.L.C.

By:	Gilbane Properties, Inc., Managing Member

By:

Its:

TENANT:

Human Genome Sciences, Inc.

By:

Its:

Attest:

Its:

Joinder
     The undersigned, Gilbane Properties, Inc. and GP Rocky Investors, L.L.C., hereby join in the execution of the foregoing Lease for the sole purpose of acknowledging, confirming and agreeing to the grant of certain purchase options granted by the undersigned to Tenant under Sections 12.2, 13.2 and 16.7 of the Lease.
     IN WITNESS WHEREOF, the undersigned have executed this Lease Agreement as of the date first written above.

Gilbane Properties, Inc.

By:

Robert V. Gilbane, President

GP Rocky Investors, L.L.C.

By:	Gilbane Properties, Inc., Managing Member

By:

Robert V. Gilbane, President